                                                                    EXHIBIT 10.1

                                                                  CONFORMED COPY

================================================================================

                                  $325,000,000

                                CREDIT AGREEMENT

                                      among

                       NATIONAL WATERWORKS HOLDINGS, INC.,

                           NATIONAL WATERWORKS, INC.,

                                  as Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                            JPMORGAN SECURITIES INC.,

                            as Co-Syndication Agent,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,

                            as Co-Syndication Agent,

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                           As Co-Documentation Agent,

                          ANTARES CAPITAL CORPORATION,

                            As Co-Documentation Agent

                                       and

                            UBS AG, STAMFORD BRANCH,

                             as Administrative Agent

                          Dated as of November 22, 2002

================================================================================

                            JPMORGAN SECURITIES INC.

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                  as Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                                           Page
SECTION 1.        DEFINITIONS............................................................    1
     1.1     Defined Terms...............................................................    1
     1.2     Other Definitional Provisions...............................................   23

SECTION 2.        AMOUNT AND TERMS OF COMMITMENTS........................................   23

     2.1     Term Commitments............................................................   23
     2.2     Procedure for Term Loan Borrowing...........................................   25
     2.3     Repayment of Term Loans.....................................................   25
     2.4     Revolving Commitments.......................................................   26
     2.5     Procedure for Revolving Loan Borrowing......................................   26
     2.6     Swingline Commitment........................................................   27
     2.7     Procedure for Swingline Borrowing; Refunding of Swingline Loans.............   27
     2.8     Commitment Fees, etc........................................................   29
     2.9     Termination or Reduction of Revolving Commitments...........................   29
     2.10    Optional Prepayments........................................................   29
     2.11    Mandatory Prepayments.......................................................   29
     2.12    Conversion and Continuation Options.........................................   30
     2.13    Limitations on Eurodollar Tranches..........................................   31
     2.14    Interest Rates and Payment Dates............................................   31
     2.15    Computation of Interest and Fees............................................   31
     2.16    Inability to Determine Interest Rate........................................   32
     2.17    Pro Rata Treatment and Payments.............................................   32
     2.18    Requirements of Law.........................................................   33
     2.19    Taxes.......................................................................   34
     2.20    Indemnity...................................................................   36
     2.21    Change of Lending Office....................................................   36
     2.22    Replacement of Lenders......................................................   37

SECTION 3.        LETTERS OF CREDIT......................................................   37

     3.1     L/C Commitment..............................................................   37
     3.2     Procedure for Issuance of Letter of Credit..................................   37
     3.3     Fees and Other Charges......................................................   38
     3.4     L/C Participations..........................................................   38
     3.5     Reimbursement Obligation of the Borrower....................................   39
     3.6     Obligations Absolute........................................................   39
     3.7     Letter of Credit Payments...................................................   39
     3.8     Applications................................................................   39

SECTION 4.        REPRESENTATIONS AND WARRANTIES.........................................   40

     4.1     Financial Condition.........................................................   40
     4.2     No Change...................................................................   41
     4.3     Existence; Compliance with Law..............................................   41
     4.4     Power; Authorization; Enforceable Obligations...............................   41

                                                                                           Page
     4.5     No Legal Bar................................................................   41
     4.6     Litigation..................................................................   41
     4.7     No Default..................................................................   41
     4.8     Ownership of Property; Liens................................................   42
     4.9     Intellectual Property.......................................................   42
     4.10    Taxes.......................................................................   42
     4.11    Federal Regulations.........................................................   42
     4.12    Labor Matters...............................................................   42
     4.13    ERISA.......................................................................   42
     4.14    Investment Company Act; Other Regulations...................................   43
     4.15    Subsidiaries................................................................   43
     4.16    Use of Proceeds.............................................................   43
     4.17    Environmental Matters.......................................................   43
     4.18    Accuracy of Information, etc................................................   44
     4.19    Security Documents, etc.....................................................   45
     4.20    Solvency....................................................................   45
     4.21    Senior Indebtedness.........................................................   45
     4.22    Regulation H................................................................   45
     4.23    Certain Documents...........................................................   45

SECTION 5.        CONDITIONS PRECEDENT...................................................   46

     5.1     Conditions to Initial Extension of Credit...................................   46
     5.2     Conditions to Each Extension of Credit......................................   49

SECTION 6.        AFFIRMATIVE COVENANTS..................................................   50

     6.1     Financial Statements........................................................   50
     6.2     Certificates; Other Information.............................................   50
     6.3     Payment of Obligations......................................................   51
     6.4     Maintenance of Existence; Compliance........................................   51
     6.5     Maintenance of Property; Insurance..........................................   52
     6.6     Inspection of Property; Books and Records; Discussions......................   52
     6.7     Notices.....................................................................   52
     6.8     Environmental Laws..........................................................   53
     6.9     Interest Rate Protection....................................................   53
     6.10    Additional Collateral, etc..................................................   53
     6.11    Matters Relating to Collateral..............................................   55

SECTION 7.        NEGATIVE COVENANTS.....................................................   57

     7.1     Financial Condition Covenants...............................................   57
     7.2     Indebtedness................................................................   59
     7.3     Liens.......................................................................   61
     7.4     Fundamental Changes.........................................................   62
     7.5     Disposition of Property.....................................................   62
     7.6     Restricted Payments.........................................................   63
     7.7     Capital Expenditures........................................................   64
     7.8     Investments.................................................................   64
     7.9     Optional Payments and Modifications of Certain Debt Instruments.............   66
     7.10    Transactions with Affiliates................................................   67

                                                                                           Page
     7.11    Sales and Leasebacks........................................................   67
     7.12    Swap Agreements.............................................................   67
     7.13    Changes in Fiscal Periods...................................................   67
     7.14    Negative Pledge Clauses.....................................................   67
     7.15    Clauses Restricting Subsidiary Distributions................................   68
     7.16    Lines of Business...........................................................   68
     7.17    Amendments to Acquisition Documents.........................................   68

SECTION 8.        EVENTS OF DEFAULT......................................................   68

SECTION 9.        THE AGENTS.............................................................   71

     9.1     Appointment.................................................................   71
     9.2     Delegation of Duties........................................................   72
     9.3     Exculpatory Provisions......................................................   72
     9.4     Reliance by Administrative Agent............................................   72
     9.5     Notice of Default...........................................................   72
     9.6     Non-Reliance on Agents and Other Lenders....................................   73
     9.7     Indemnification.............................................................   73
     9.8     Agent in Its Individual Capacity............................................   73
     9.9     Successor Administrative Agent..............................................   74
     9.10    Co-Documentation Agents.....................................................   74

SECTION 10.       MISCELLANEOUS..........................................................   74

     10.1    Amendments and Waivers......................................................   74
     10.2    Notices.....................................................................   75
     10.3    No Waiver; Cumulative Remedies..............................................   76
     10.4    Survival of Representations and Warranties..................................   76
     10.5    Payment of Expenses and Taxes...............................................   76
     10.6    Successors and Assigns; Participations and Assignments......................   77
     10.7    Adjustments; Set-off........................................................   80
     10.8    Counterparts................................................................   81
     10.9    Severability................................................................   81
     10.10   Integration.................................................................   81
     10.11   GOVERNING LAW...............................................................   81
     10.12   Submission To Jurisdiction; Waivers.........................................   81
     10.13   Acknowledgements............................................................   82
     10.14   Releases of Guarantees and Liens............................................   82
     10.15   Confidentiality.............................................................   82
     10.16   WAIVERS OF JURY TRIAL.......................................................   83

ANNEX:

A        Pricing Grid

SCHEDULES:

1.1A     Commitments
1.1B     Mortgaged Property
1.1C     Certain Pro Forma EBITDA Adjustments
4.4      Consents, Authorizations, Filings and Notices
4.15     Subsidiaries
4.19(a)  UCC Filing Jurisdictions
4.19(b)  Mortgage Filing Jurisdictions
4.19(c)  Leased Property
7.2(d)   Existing Indebtedness
7.3(f)   Existing Liens
7.10     Transactions with Affiliates

EXHIBITS:

A        Form of Guarantee and Collateral Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Mortgage
E        Form of Assignment and Assumption
F        Form of Legal Opinion of O'Melveny & Myers LLP
H        Form of Exemption Certificate
J        Form of Solvency Certificate
K        Form of New Lender Supplement
L        Form of Incremental Facility Activation Notice
M        Form of Landlord Waiver

                  CREDIT AGREEMENT (this "Agreement"), dated as of November __, 2002, among NATIONAL WATERWORKS HOLDINGS, INC., a Delaware corporation ("Holdings"), NATIONAL WATERWORKS, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), JPMORGAN SECURITIES INC. and GOLDMAN SACHS CREDIT PARTNERS L.P., as co-syndication agents, GENERAL ELECTRIC CAPITAL CORPORATION and ANTARES CAPITAL CORPORATION, as co-documentation agents, and UBS AG, STAMFORD BRANCH, as administrative agent.

                  The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by UBS AG, Stamford Branch as its prime rate in effect at its principal office in Stamford, Connecticut (the Prime Rate not being intended to be the lowest rate of interest charged by UBS AG, Stamford Branch in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Acquired Business":  as defined in Section 5.1(b).

                  "Acquisition":  as defined in Section 5.1(b).

                  "Acquisition Agreement": the Asset Purchase Agreement, dated as of September 12, 2002, among United States Filter Corporation, a Delaware corporation, Distribution and the Borrower.

                  "Acquisition Documentation": collectively, the Acquisition Agreement, the Vivendi Guarantee and all schedules, exhibits and annexes to each of the foregoing and all side letters and agreements affecting the terms of either of the foregoing or entered into in connection therewith.

                  "Additional Net Sales": for any fiscal year of the Borrower, for each Person or business unit acquired directly or indirectly by the Borrower or any Subsidiary Guarantor pursuant to a Permitted Acquisition during such fiscal year or any prior fiscal year, the product of (a) 1.0% multiplied by (b) the historical net sales of such Person or business unit during its most recently completed four full fiscal quarters immediately preceding the Permitted Acquisition of such Person or business unit for which quarterly financial statements have been delivered to the Administrative Agent.

                  "Adjustment Date":  as defined in the Pricing Grid.

                  "Administrative Agent": UBS AG, Stamford Branch, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Co-Documentation Agents, the Co-Syndication Agents and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement":  as defined in the preamble hereto.

                  "Applicable Margin": (a) for Tranche B Term Loans and Revolving Loans, for each Type of Loan, the rate per annum set forth under the relevant column heading below and (b) for Incremental Extensions of Credit, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Lenders as shown in the applicable Incremental Facility Activation Notice.

                                              ABR Loans         Eurodollar Loans
Revolving Loans and Swingline Loans             2.00%                3.00%

Tranche B Term Loans                            3.00%                4.00%

; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Loans and Swingline Loans will be determined pursuant to the Pricing Grid.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Approved Fund":  as defined in Section 10.6(b).

                  "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a) (other than clause (v) thereof), (b), (c) (other than with respect to Dispositions under Section 7.11(c)), (d)(i) and (e) of Section 7.5 except, in the case of clause (e), to the extent such Disposition relates to an Investment made as a result of a Disposition under clause (a)(v) that yields Net Cash Proceeds to any Group Member in excess of $500,000.

                  "Assignee":  as defined in Section 10.6(b).

                  "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

                  "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "Benefit Arrangement": any Plan and any stock purchase, stock option, severance, employment, termination, change-in-control, fringe benefit, collective bargaining, leasing, bonus, incentive, deferred compensation and any other employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement, the Acquisition Agreement, the Acquisition Documentation or otherwise), whether formal or informal, oral or written, legally binding or not.

                  "Benefitted Lender":  as defined in Section 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower":  as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business":  as defined in Section 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries; provided that Capital Expenditures shall not include (a) expenditures with respect to the reinvestment of proceeds of any Reinvestment Event, (b) the Acquisition or (c) any Permitted Acquisition.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities or marketable obligations issued by, or unconditionally guaranteed by, the United States Government or any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits or bankers acceptances having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of any of clause (a), (b) or (e) of this definition, having a term of not more than six months, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities or marketable obligations with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) or any agency or instrumentality of any of the foregoing are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition;
(g) money market mutual or similar funds that invest at least 95% in assets satisfying the requirements of clauses (a) through (f) of this definition; or
(h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "CLO": as defined in Section 10.6(b).

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is November 22, 2002.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Tranche B Term Commitment, Incremental Commitment and the Revolving Commitment of such Lender.

                  "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender (including all consents and waivers under Section 10.1), and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated October 2002 and furnished to certain Lenders relating to the Borrower, the Acquisition and the Facilities.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans and Letters of Credit and similar obligations) and Swap Agreements, (c) depreciation and amortization expense, (d) amortization or write-down of intangibles (including, but not limited to, goodwill) and organization costs, (e) any non-cash expenses or losses (other than any non-cash expenses or losses to the extent reflecting accruals of, or reserves for, cash expenses in a future period), (f) all extraordinary cash expenses or losses, (g) any cash received during such period in respect of non-cash items described in clause (a)(iii) below (solely to the extent that, if such non-cash income had initially been realized as cash income, it would not have been included in clause (a)(ii) below) subsequent to the fiscal quarter in which the relevant non-cash income was deducted from Consolidated Net Income, and (h) Excluded Charges, and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary cash income or gains and
(iii) any non-cash income (other than any accruals in respect of receivables and any other cash payments to be paid in a future period) and (b) any cash payments made during such period in respect of non-cash items described in clause (e) above (solely to the extent that, if such non-cash charge had initially been incurred as a cash charge, it would not have been included in clause (f) above) subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any

Disposition, the Consolidated EBITDA for such Reference Period shall, after giving pro forma effect thereto as if such Disposition (and any other transaction consummated in connection therewith) had occurred on the first day of such Reference Period, be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property or operations that is the subject of such Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, (ii) with respect to any discontinued operation, the Consolidated EBITDA for such Reference Period shall, after giving pro forma effect thereto as if the discontinuation of such operation had been completed on the first day of such Reference Period, be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to such discontinued operation for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (iii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition (and any other transaction consummated in connection therewith) occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $500,000.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, (a) total cash interest expense (including that attributable to Capital Lease Obligations and any interest expense that is capitalized, but excluding any interest expense that is accrued or accreted but not currently payable) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), less (b) the total cash interest income of the Borrower and its Subsidiaries during such period.

                  "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of cash dividends or similar cash distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Senior Debt": all Consolidated Total Debt other than the Senior Subordinated Notes, any subordinated Indebtedness permitted by
Section 7.2(g) and any other Indebtedness permitted under Section 7.2 that is expressly subordinated to the prior payment in full in cash of the Obligations.

                  "Consolidated Senior Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness, without duplication, of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, but excluding Indebtedness of the type described in clause (f) of the definition thereof and, to the extent relating to such clause (f), the types described in clause (h) and (i) of the definition thereof, unless such Indebtedness has been fully liquidated and is no longer a contingent obligation.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Directors": the directors of Holdings on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, in each case, such other director (a) was nominated or recommended for election, elected or appointed to the board of directors of Holdings by at least a majority of the then Continuing Directors or by the Permitted Investors, (b) received the vote of the Permitted Investors in his or her election by the shareholders of Holdings or (c) was appointed to the board of directors of Holdings by any Permitted Investor pursuant to the terms of the Stockholders Agreement.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other legally binding undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person (including, without limitation, any fund or investment vehicle) that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of management and policies of such Person, whether by contract or otherwise.

                  "Copyright": as defined in the Guarantee and Collateral Agreement.

                  "Copyright License": as defined in the Guarantee and Collateral Agreement.

                  "Co-Documentation Agents": General Electric Capital Corporation and Antares Capital Corporation.

                  "Co-Syndication Agents": JPMorgan Securities Inc. and Goldman Sachs Credit Partners L.P., together with their respective affiliates, as the arrangers of the Commitments and as co-syndication agents under this Agreement.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Defaulting Lender": at any time, any Lender that, at such time, has failed to make a Loan required to be made by such Lender pursuant to the terms of this Agreement.

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Disqualified Capital Stock": any Capital Stock that is not Qualified Capital Stock.

                  "Distribution": U.S. Filter Distribution Group, Inc., a Georgia corporation.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning occupational health and safety or protection of human health (to the extent relating to exposure to Materials of Environmental Concern) or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
               ---------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

; provided that, solely with respect to Term Loans, if the Eurodollar Rate is less than 2.50% per annum at any time, then the Eurodollar Rate applicable to Term Loans that are Eurodollar Loans shall be deemed to be 2.50% per annum.

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits, income and gains included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures and Investments constituting Permitted Acquisitions (excluding the principal amount of Funded Debt incurred in connection with such Capital Expenditures or Permitted Acquisitions), (iii) (x) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans (together with any prepayment fees accompanying such prepayments) during such fiscal year, in each such case, divided by (y) the Prepayment Percentage, (iv) the aggregate proceeds of Asset Sales or Recovery Events during such fiscal year, but only to the extent that such Asset Sales or Recovery Events increased Consolidated Net Income during such fiscal year, (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans and Funded Debt incurred to finance Capital Expenditures and Permitted Acquisitions) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vi) increases in Consolidated Working Capital for such fiscal year, (vii) any cash payments made during such period in respect of items described in clauses (a)(ii) and
(a)(iv) above subsequent to the fiscal quarter in which such relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income and (viii) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

                  "Excess Cash Flow Application Date": as defined in Section 2.11(d).

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Excluded Charges": without duplication, (a) with respect to any period ending on or prior to December 31, 2003, all adjustments with respect to the Acquisition described in clauses (a)(i), (a)(iii) and (b) of the definition of Pro Forma EBITDA, (b) with respect to any period ending on or prior to December 31, 2002, all adjustments described in clause (a)(ii) of the definition of Pro Forma EBITDA,

(c) with respect to any Permitted Acquisition or any Disposition of assets outside of the ordinary course of business, all adjustments (including, without limitation, operating and expense reductions and other synergistic benefits) as would be permitted pursuant to Regulation S-X under the Securities Act, and (d) with respect any discontinued operation, all expenses, charges and losses attributable to such discontinued operation during such period.

                  "Excluded Foreign Subsidiary": (a) any Foreign Subsidiary designated as such on Schedule 4.15 in respect of which (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in either case, in the good faith judgment of the Borrower, result in material adverse tax consequences to the Borrower or (b) any Subsidiary of any Excluded Foreign Subsidiary as designated on Schedule 4.15.

                  "Facility": each of (a) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Facility"), (b) the Incremental Commitments having the same Incremental Facility Closing Date and the Incremental Extensions of Credit made thereunder (each, an "Incremental Facility"), and (c) the Revolving Commitments and the Revolving Extensions of Credit made thereunder (the "Revolving Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by UBS AG, Stamford Branch from three federal funds brokers of recognized standing selected by it.

                  "Fee Payment Date": (a) the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

                  "Final Maturity Date": at any time, the last to occur of (a) the Tranche B Term Loan Maturity Date or (b) any Incremental Maturity Date.

                  "Floating Term Loan Exposure": the sum of (a) with respect to Term Loans drawn on the Closing Date, $200,000,000 less the amount of any payments or prepayments of principal from time to time in respect of the Term Loans and (b) any additional Term Loans borrowed after the Closing Date pursuant to Section 2.1(b).

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funded Debt": as to any Person, without duplication, all Indebtedness of such Person that matures more than one year from the date of its creation or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "Funding Office": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Group Members": the collective reference to Holdings, the Borrower and their respective Subsidiaries.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of the guaranteeing person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

                   "HDPE Disposition": the disposition of businesses and operations relating to fabrication of high density poly-ethylene products and materials and any assets related thereto that are not otherwise useful in the business of the Borrower.

                  "Holdings":  as defined in the preamble hereto.

                  "Incremental Commitment": as to any Lender, the obligation of such Lender, if any, to make an Incremental Extension of Credit to the Borrower hereunder in a principal amount not to exceed the amount set forth in the applicable Incremental Facility Activation Notice.

                  "Incremental Extensions of Credit": as defined in Section 2.1(a).

                  "Incremental Facility": as defined in the definition of "Facility".

                  "Incremental Facility Activation Notice": a notice substantially in the form of Exhibit L.

                  "Incremental Facility Closing Date": with respect to any Incremental Facility, any Business Day designated as such in an Incremental Facility Activation Notice.

                  "Incremental Lenders": (a) on any Incremental Facility Closing Date relating to Incremental Extensions of Credit, the Lenders signatory to the relevant Incremental Facility Activation Notice and (b) thereafter, each Lender that is a holder of an Incremental Extension of Credit.

                   "Incremental Maturity Date": with respect to the Incremental Extensions of Credit to be made pursuant to any Incremental Facility Activation Notice, the maturity date specified in such Incremental Facility Activation Notice, which date shall be on or after the Tranche B Term Loan Maturity Date.

                  "Incremental Percentage": as to any Lender in respect of any Incremental Facility, the percentage which the aggregate principal amount of such Lender's Incremental Extensions of Credit under such Facility (and, in the case of an Incremental Trade Credit Facility, the Incremental Commitments thereunder) then outstanding constitutes of the aggregate principal amount of the Incremental Extensions of Credit then outstanding under such Facility (and, in the case of an Incremental Trade Credit Facility, the Incremental Commitments thereunder).

                  "Incremental Trade Credit Facility": as defined in Section 2.1(b).

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations (other than interest, fees and similar obligations) of such Person for the deferred purchase price of property or services (other than trade payables and other current liabilities incurred in the ordinary course of such Person's business and contingent purchase price adjustments incurred in connection with the Acquisition, a Permitted Acquisition or a Disposition permitted under Section 7.5), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (but excluding surety and performance bonds and similar arrangements entered into in the ordinary course of business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit or similar arrangements (but excluding surety and performance bonds and similar arrangements entered into in the ordinary course of business), (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above,
(i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Initial Lenders": Chase Lincoln First Commercial Corp., Goldman Sachs Credit Partners L.P. and UBS AG, Stamford Branch.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan,
(b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrower may not select an Interest Period that would extend beyond, with respect to Revolving Loans, the Revolving Termination Date or beyond, with respect to Term Loans and Incremental Extensions of Credit, the date final payment is due on the Term Loans;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require, to the extent foreseeable at the time of such selection, a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Investments":  as defined in Section 7.8.

                  "Issuing Lender": UBS AG, Stamford Branch or any affiliate thereof, in its capacity as issuer of any Letter of Credit.

                  "Junior Capital": any Qualified Capital Stock of the Borrower or Holdings and any subordinated Indebtedness of the Borrower that has a final maturity date at least 180 days after the Final Maturity Date at such time and no payments in cash of principal or interest thereon (other than in the circumstances described in the proviso of the definition of Qualified Capital Stock) prior to such Final Maturity Date, issued to, or placed by, the Sponsor Group.

                  "Junior Capital Proceeds": net cash proceeds received by the Borrower in connection with (a) the sale or issuance of Junior Capital in the form of Qualified Capital Stock or (b) solely for purposes of Section 7.7 and
Section 7.8(n) only, the issuance of Junior Capital in the form of subordinated Indebtedness otherwise permitted under Section 7.2(g) and the definition of Junior Capital herein.

                  "Landlord Waiver": a Landlord Lien Waiver, substantially in the form of Exhibit M.

                  "L/C Commitment":  $35,000,000.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": the collective reference to all the Revolving Lenders other than the Issuing Lender.

                  "Leased Property":  as defined in Section 4.19(c).

                  "Lenders": as defined in the preamble hereto and any other Person that shall have become a party hereto pursuant to (a) an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or (b) a New Lender Supplement; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Letters of Credit":  as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents and the Notes.

                  "Loan Parties": each Group Member that is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Majority Facility Lenders such Defaulting Lender's Term Loans then outstanding and such Defaulting Lender's Revolving Commitments, or after termination of the Total Revolving Commitments, the Revolving Extensions of Credit of such Defaulting Lender then outstanding.

                  "Management Agreement": the Management Agreement described on
Schedule 7.10.

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any petroleum (including crude oil or any fraction thereof) or petroleum products (including gasoline), asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, lead or any other material or substance regulated, or that could result in liability, under any Environmental Law.

                  "MEWA": a multiple employer welfare arrangement, including as defined in Section 3(40)(A) of ERISA, whether or not subject to ERISA.

                  "Mortgaged Properties": the real properties listed on Schedule 1.1B as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": in connection with any Asset Sale or any Recovery Event, any incurrence of Indebtedness or any sale or issuance of Capital Stock, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, incurrence of Indebtedness or sale or issuance of Capital Stock net of, to the extent applicable, (a) attorneys' fees, accountants' fees, investment banking fees and all other professionals' and advisors' fees, (b) all reasonable costs and expenses arising therefrom (including, without limitation, all underwriting, brokerage, commitment, arrangement, consent, title, filing, recording, and similar fees, premiums, commissions and discounts), (c) amounts required to be applied (and actually applied) to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event, including, without limitation, all premiums, penalties, breakage, indemnity, consent fees and similar amounts in connection therewith, and distributions, (d) all reserves reasonably established by the Borrower in respect of post-closing adjustments, payments, indemnities and other contingent liabilities, provided that upon the date upon which such reserve is no longer required to be maintained, the remaining amount of such reserve shall then be deemed Net Cash Proceeds, and (e) all other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

                  "New Lender":  as defined in Section 2.1(c).

                  "New Lender Supplement":  as defined in Section 2.1(c).

                  "Non-Excluded Taxes":  as defined in Section 2.19(a).

                  "Non-U.S. Lender":  as defined in Section 2.19(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 10.6(c).

                  "Patent": as defined in the Guarantee and Collateral
Agreement.

                  "Patent License": as defined in the Guarantee and Collateral Agreement.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Acquisition": any acquisition of property or series of related acquisitions of property that (a) constitutes assets constituting all or substantially all of a business unit or constitutes all or substantially all of the Capital Stock of a Person, and (b) is permitted by and consummated in compliance with the requirements of Section 7.8(h).

                  "Permitted Investors": the collective reference to (a) the Sponsor Group and (b) senior management of Holdings and the Borrower as of the Closing Date, together with any other members of such senior management approved by the Board of Directors of Holdings or the Borrower, as the case may be.

                  "Permitted Investor Stock": the Class B Common Stock of Holdings as set forth in the Certificate of Incorporation of Holdings.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Percentage": 75%; provided, that, with respect to each fiscal year of the Borrower ending on or after December 31, 2003, the Prepayment Percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 4.0 to 1.0.

                  "Pricing Grid":  the table set forth below.

=======================================================================================================
Consolidated Leverage       Applicable Margin for      Applicable Margin for       Commitment Fee Rate
        Ratio                  Eurodollar Loans              ABR Loans
-------------------------------------------------------------------------------------------------------
    >= 4.5 to 1.0                   3.00%                      2.00%                      0.50%
-------------------------------------------------------------------------------------------------------
    >= 4.0 to 1.0 and
     < 4.5 to 1.0                   2.75%                      1.75%                      0.50%
-------------------------------------------------------------------------------------------------------
    >= 3.5 to 1.0 and
     < 4.0 to 1.0                   2.50%                      1.50%                      0.375%
-------------------------------------------------------------------------------------------------------
     < 3.5 to 1.0                   2.25%                      1.25%                      0.375%
=======================================================================================================

                  For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

                  "Pro Forma Balance Sheet":  as defined in Section 4.1(a).

                  "Pro Forma EBITDA": means, for any period, net income before income taxes, interest expense, depreciation and amortization of the Borrower for such period, as determined in accordance with GAAP and applicable rules and regulations under the Securities Act, as adjusted to reflect (a) to the extent permitted by Article 11 of Regulation S-X under the Securities Act, (i) consummation of the Transaction and financings contemplated hereby, (ii) the acquisition of Utility Piping Systems, Inc. by Distribution consummated in March 2002 and (iii) such other matters as may be appropriate pursuant to Article 11 of Regulation S-X under the Securities Act, (b) other charges due to the standalone nature of the Borrower set forth in Schedule 1.1C and (c) "other income (expense)" and "extraordinary items" as denoted in the Borrower's consolidated statements of income, as may be agreed to by the Borrower and each Initial Lender.

                  "Pro Forma Income Statements": as defined in Section 4.1(a).

                  "Properties": as defined in Section 4.17(a).

                  "Qualified Capital Stock": any Capital Stock of any Person that does not by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) provide for scheduled payments of dividends in cash,
(b) mature or becomes mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (c) become convertible or exchangeable at the option of the holder thereof for Indebtedness or Capital Stock that is not Qualified Capital Stock, or (d) become redeemable at the option of the holder thereof, in whole or in part, in each case, on or prior to the later of (A) the date that is 180 days after the Final Maturity Date as of the date of issuance of such Capital Stock and (B) the final maturity date of the Senior Subordinated Notes; provided, that any Capital Stock that would not constitute Qualified Capital Stock solely because the holders thereof have the right to require Holdings to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially similar manner to the description of change of control in Section 8(k) and to the corresponding definition of Asset Sale in this Agreement) shall nonetheless constitute Qualified Capital Stock. Notwithstanding anything to the contrary, the Permitted Investor Stock shall be deemed to be Qualified Capital Stock.

                  "Receivable": as defined in the Guarantee and Collateral Agreement.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

                  "Refunded Swingline Loans": as defined in Section 2.7(b).

                  "Register": as defined in Section 10.6(b).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.11(c) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire, maintain, develop, construct, improve, upgrade or repair non-working capital assets useful in the business of any Group Member (other than Holdings).

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended (or contractually committed to be expended within 90 days after such Reinvestment Prepayment Date) prior to the relevant Reinvestment Prepayment Date to acquire, maintain, develop, construct, improve upgrade or repair any non-working capital assets useful in the business of any Group Member (other than Holdings).

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire, maintain, develop, construct, improve upgrade or repair non-working capital assets useful in the business of any Group Member (other than Holdings) with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding, (b) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding and (c) the Commitments under any Incremental Trade Credit Facility or, if such Commitments have been terminated, the Incremental Extensions of Credit thereunder then outstanding; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders such Defaulting Lender's Term Loans then outstanding and such Defaulting Lender's Revolving Commitments, or after termination of the Total Revolving Commitments, the Revolving Extensions of Credit of such Defaulting Lender then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or legally binding determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                  "Restricted Payments": as defined in Section 7.6.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $75,000,000.

                  "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

                  "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Loans": as defined in Section 2.4(a).

                  "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding (or in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the aggregate principal amount of such Lender's Revolving Loans outstanding on the date of such reduction to zero).

                  "Revolving Termination Date": November 22, 2008.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Subordinated Note Indenture": the Indenture entered into by the Borrower in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith.

                  "Senior Subordinated Notes": the subordinated notes of the Borrower issued on the Closing Date pursuant to the Senior Subordinated Note Indenture and any Exchange Notes (as defined in, and issued pursuant to, the Senior Subordinated Note Indenture).

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control" (or any other defined term having a similar purpose) as defined in the Senior Subordinated Note Indenture.

                  "Specified Swap Agreement": any Swap Agreement entered into by the Borrower and any Lender or affiliate thereof in respect of interest rates, currencies or commodity prices, so long as any such Swap Agreement is not entered into for speculative purposes.

                  "Sponsor Group" any or all of (a) each Sponsor and its respective Control Investment Affiliates, and (b) each other investor party to the Stockholders Agreement (other than the Sponsors and their Control Investment Affiliates) so long as no such investor or investors constituting a "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) together with their Control Investment Affiliates becomes the "beneficial owner" (as such term is defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act) of more common stock of Holdings (or, in the event of an initial public offering of the Borrower, of the Borrower) having ordinary voting power for the election of directors of Holdings (or the Borrower, as the case may be) than is then collectively beneficially owned by the Sponsors and their Control Investment Affiliates.

                  "Sponsors": any or all of JPMP Capital Corp., J.P. Morgan Partners (BHCA), L.P., Thomas H. Lee Partners, L.P. and Thomas H. Lee Equity Fund V, L.P.

                  "Stockholders Agreement": the Stockholders' Agreement, dated as of November 22, 2002, among Holdings and the Permitted Investors, as amended, modified and supplemented from time to time.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

                  "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

                  "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $7,500,000.

                  "Swingline Lender": UBS AG, Stamford Branch, in its capacity as the lender of Swingline Loans.

                  "Swingline Loans":  as defined in Section 2.6.

                  "Swingline Participation Amount":  as defined in Section 2.7.

                  "Syndication Agent":  as defined in the preamble hereto.

                  "Term Loan Lenders": the collective reference to the Tranche B Term Loan Lenders and the Incremental Lenders that hold term loans.

                  "Term Loans": the collective reference to the Tranche B Term Loans and the Incremental Extensions of Credit that are term loans.

                  "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                  "Trademark": as defined in the Guarantee and Collateral Agreement.

                  "Trademark License": as defined in the Guarantee and Collateral Agreement.

                  "Tranche B Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche B Term Commitments is $250,000,000.

                  "Tranche B Term Lender": each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

                  "Tranche B Term Loan": as defined in Section 2.1.

                  "Tranche B Term Loan Maturity Date": November 22, 2009.

                  "Tranche B Term Percentage": as to any Tranche B Term Lender at any time, the percentage which such Lender's Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments (or, at any time after the Closing Date the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                  "Transaction Costs": the fees and expenses to be incurred in connection with the Acquisition and the financing thereof.

                  "Transferee": any Assignee or Participant.

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "United States": the United States of America.

                  "Vivendi Guarantee": the Guaranty, dated as of November 22, 2002, by Vivendi Environnement S.A. in favor of the Borrower.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Commitments. (a) Subject to the terms and conditions hereof, (i) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the

Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender and (ii) each Incremental Lender severally agrees to make one or more term loans or issue letters of credit, bank guarantees and similar instruments (each an "Incremental Extension of Credit") to the Borrower to the extent provided in Section 2.1(b). The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.2 and 2.12.

                  (b) The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that without the consent of the other Lenders hereunder (x) such Lenders shall make, obtain or increase the amount of their Tranche B Term Loans (or Incremental Extensions of Credit that are term loans, as applicable) or (y) such Lenders (including New Lenders) shall make commitments to issue letters of credit, bank guarantees and similar instruments (the "Incremental Trade Credit Facility"). The Borrower shall effect such increase by executing and delivering to the Administrative Agent an Incremental Facility Activation Notice specifying (i) the amount of such increase and the Facility or Facilities involved, (ii) the applicable Incremental Facility Closing Date, (iii) in the case of Incremental Extensions of Credit, (x) the applicable Incremental Maturity Date, (y) the amortization schedule for such Incremental Extensions of Credit, which shall comply with Section 2.3(b) and
(z) the Applicable Margin for such Incremental Extensions of Credit; provided that, (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to the making of such Incremental Extensions of Credit or the application of the proceeds therefrom, (B) after giving pro forma effect to the making of any such Incremental Extensions of Credit and any Permitted Acquisition consummated in connection therewith, the Consolidated Senior Leverage Ratio as of the last day of the most recent four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 6.1 is not more than 2.5 to 1.0 (calculated as if such Incremental Extensions of Credit had been incurred, and such Permitted Acquisition, if any, had been consummated, on the first day of such period), (C) in the case of Incremental Extensions of Credit, the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Extensions of Credit, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Incremental Extensions of Credit) determined as of the applicable Incremental Facility Closing Date shall not be greater than 0.25% above the Applicable Margin then in effect for Tranche B Term Loans (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount paid to all Tranche B Lenders as of the applicable Incremental Facility Closing Date, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Tranche B Lenders) (or, in the case of any Incremental Trade Credit Facility, Revolving Extensions of Credit (which, for such purposes only, shall be deemed to include any upfront fees or original issue discount paid to all Revolving Lenders as of the applicable Incremental Facility Closing Date, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with Revolving Lenders)), (D) other than with respect to amortization, maturity date and pricing, terms relating to such Incremental Extensions of Credit shall be on the same terms and conditions as those applicable to Tranche B Term Loans (or, in the case of any Incremental Trade Credit Facility, Revolving Extensions of Credit), (E) the aggregate amount of borrowings of incremental Tranche B Term Loans or Incremental Extensions of Credit pursuant to this Section 2.1(b) shall not exceed an amount equal to $50,000,000, (F) the aggregate amount of commitments in respect of all Incremental Trade Credit Facilities shall not exceed an amount equal to $25,000,000, (G) each borrowing of incremental Tranche B Term Loans or Incremental Extensions of Credit that are Term Loans pursuant to this Section 2.1(b) shall be in a minimum amount of at least $5,000,000 and (H) no more than five Incremental Facility Closing Dates may be selected by the Borrower after the Closing Date. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees in writing to do so in its sole discretion.

                  (c) Any additional bank, financial institution or other entity or existing Lender that elects to become an "Incremental Lender" under this Agreement in connection with any transaction described in Section 2.1(b) (i) shall be reasonably acceptable to the Borrower, each Co-Syndication Agent and the Administrative Agent (which consent shall not be unreasonably withheld) and
(ii) shall execute a New Lender Supplement, substantially in the form of Exhibit K (a "New Lenders Supplement"), whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                  (d) The terms and conditions applicable to any Incremental Facility shall be set forth in the applicable Incremental Facility Activation Notice which shall become a part hereof when executed and delivered by the Borrower, the Lenders providing such Incremental Facility and the Administrative Agent.

                  2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the anticipated Closing Date (or, in the case of any Term Loans to be made after the Closing Date pursuant to Section 2.1(b), the requested Borrowing Date) in the case of Eurodollar Loans, or (b) one Business Day prior to the anticipated Closing Date (or, if applicable, the requested Borrowing Date), in the case of ABR Loans) requesting that the relevant Term Loan Lenders make Term Loans on such date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each relevant Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each relevant Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the relevant Term Loan Lenders in immediately available funds.

                  2.3 Repayment of Term Loans. (a) The Tranche B Term Loan of each Lender shall mature in 27 consecutive quarterly installments and on the Tranche B Term Loan Maturity Date, each of which shall be in an amount equal to such Lender's Tranche B Term Percentage multiplied by the amount set forth below opposite such installment:

   Installment                             Principal Amount
   -----------                             ----------------
March 31, 2003                                $ 2,500,000
June 30, 2003                                 $ 2,500,000
September 30, 2003                            $ 2,500,000
December 31, 2003                             $ 2,500,000
March 31, 2004                                $ 3,750,000
June 30, 2004                                 $ 3,750,000
September 30, 2004                            $ 3,750,000
December 31, 2004                             $ 3,750,000
March 31, 2005                                $ 3,750,000
June 30, 2005                                 $ 3,750,000
September 30, 2005                            $ 3,750,000
December 31, 2005                             $ 3,750,000
March 31, 2006                                $ 5,000,000
June 30, 2006                                 $ 5,000,000
September 30, 2006                            $ 5,000,000

   Installment                             Principal Amount
   -----------                             ----------------
December 31, 2006                             $ 5,000,000
March 31, 2007                                $ 6,250,000
June 30, 2007                                 $ 6,250,000
September 30, 2007                            $ 6,250,000
December 31, 2007                             $ 6,250,000
March 31, 2008                                $ 6,250,000
June 30, 2008                                 $ 6,250,000
September 30, 2008                            $ 6,250,000
December 31, 2008                             $ 6,250,000
March 31, 2009                                $35,000,000
June 30, 2009                                 $35,000,000
September 30, 2009                            $35,000,000
November 22, 2009                             $35,000,000

                  (b) The Incremental Extensions of Credit that are Term Loans of each Incremental Lender shall mature in consecutive installments (which shall be no more frequent than quarterly) as specified in the Incremental Facility Activation Notice pursuant to which such Incremental Extensions of Credit were made, provided that (i) such Incremental Extensions of Credit shall not amortize more rapidly, on a percentage basis, than the then remaining scheduled installments of Tranche B Term Loans and (ii) such Incremental Extensions of Credit shall not finally mature prior to the Tranche B Term Loan Maturity Date. The Commitments under any Incremental Trade Credit Facility shall expire no earlier than the Tranche B Term Loan Maturity Date and any Letter of Credit issued thereunder shall have an expiry date no later than the date that is five Business Days prior to the expiration of such Commitments.

                  2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding (except to the extent that such Revolving Loans are to be applied to repay outstanding Swingline Loans), does not exceed the amount of such Lender's Revolving Commitment; provided, that the aggregate principal amount of Revolving Loans made on the Closing Date shall not exceed $5,000,000. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12.

                  (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

                  2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed,
(ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,000,000 or a whole multiple of $500,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to
Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

                  2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline Loans") to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

                  (b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

                  2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $250,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

                  (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                  (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(d) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Revolving Lender's Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

                  (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof; provided, that no Defaulting Lender shall be entitled to accrue or receive any such commitment fee for so long as such Lender is a Defaulting Lender.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  2.9 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

                  2.10 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20; provided, further, that if Tranche B Term Loans shall be prepaid pursuant to this Section 2.10 on or prior to the second anniversary of the Closing Date, such prepayment shall be accompanied by a prepayment fee in an amount equal to (i) 2% of the principal amount of such prepayment if such prepayment occurs on or prior to the first anniversary of the Closing Date or (ii) 1% of the principal amount of such prepayment if such prepayment occurs subsequent to the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid and applied in accordance with Section 2.17. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Any Revolving Loans or Swingline Loans prepaid hereunder may be reborrowed in accordance with Section 2.4.

                  2.11 Mandatory Prepayments. (a) If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2 or permitted by the Required Lenders pursuant to
Section 10.1 (except as may be otherwise agreed to by the Required Lenders in connection with their approval of such Indebtedness pursuant to Section 10.1)), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Loans as set forth in
Section 2.11(e).

                  (b) If any Group Member shall receive Net Cash Proceeds from the issuance of Capital Stock of any Group Member in a public offering or in a private placement that is underwritten, placed or initially purchased by one or more investment banks (which, for the avoidance of doubt, shall not include any member of the Sponsor Group), an amount equal to the Prepayment Percentage (as of the date of such issuance) of such Net Cash Proceeds shall be applied on the date of such issuance to the prepayment of the Loans as set forth in Section 2.11(e).

                  (c) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within five Business Days toward the prepayment of the Loans set forth in Section 2.11(e); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans as set forth in Section 2.11(e).

                  (d) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2003, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the Prepayment Percentage of such Excess Cash Flow toward the prepayment of the Loans as set forth in Section 2.11(e). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and
(ii) the date such financial statements are actually delivered.

                  (e) Amounts to be applied in connection with prepayments made pursuant to Section 2.11 shall be applied, first, to the prepayment of the Term Loans in accordance with Section 2.17(b) until all Term Loans have been paid in full and, second, to the prepayment of outstanding Revolving Loans in accordance with Section 2.17(c). The application of any prepayment pursuant to Section 2.11 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

                  2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise and after giving effect to any applicable grace periods under Section 8(a)), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

                  2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche B Term Percentages, Incremental Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata among the Term Loan Lenders according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. The amount of each principal prepayment of the Term Loans (i) in respect of any voluntary prepayments under Section 2.10, shall be applied to reduce, in direct order of maturity, the then remaining installments of the Tranche B Term Loans and any Incremental Extensions of Credit that are term loans, as the case may be, based upon the respective then remaining principal amounts thereof, and (ii) in respect of any mandatory prepayments under Section 2.11, shall be applied first to reduce, in direct order of maturity, the next four remaining scheduled payment installments set forth in Section 2.3(a), after giving effect to any previous prepayments or reductions of such amounts, of the Tranche B Terms Loans and any Incremental Extensions of Credit that are term loans, as the case may be, and second, to reduce the then remaining installments of the Tranche B Term Loans and any Incremental Extensions of Credit that are term loans, as the case may be, pro rata based upon the respective then remaining principal amounts thereof. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

                  (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                      (i) shall subject any Lender to any Non-Excluded Tax with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the net income of such Lender);

                      (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

                      (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.19 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) taxes measured by net income imposed on the Administrative Agent or any Lender by (A) the United States, (B) the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or in which its principal office is located or in which it maintains its applicable lending office or (C) by any Governmental Authority solely as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Administrative Agent or such Lender is located. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation), except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, the Borrower shall promptly send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender or Transferee that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased)
(i) two copies of U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI or W-8IMY, as applicable, and in the case of W-8IMY, any required supporting documentation, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from or a reduced rate of U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents or, (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit H and a Form W-8BEN. Each Lender that is not a Non-U.S. Lender and that is not a corporation shall provide to the Borrower and the Administrative Agent two duly completed copies of IRS Form W-9 unless it establishes to the satisfaction of the Borrower that the Lender is otherwise eligible for an exemption from backup withholding taxes. The forms required to be delivered pursuant to this paragraph (d) shall be delivered by each Lender that is required to deliver such forms on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each such Lender shall deliver such forms (or any amended, renewal or successor forms, if applicable) promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each such Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S.

Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) If the Administrative Agent or any Lender receives a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

                  2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a) or (b) is a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and
(y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above) so long as any such Letter of Credit permits the Issuing Lender to prevent any such renewal at least once during each twelve-month period (commencing with the date of the issuance of such Letter of Credit) by giving notice to the beneficiary thereof no later than a day in each such twelve-month period to be agreed upon by the Borrower and the Issuing Lender at the time such Letter of Credit is issued.

                  (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause
(i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.14(b) and (y) thereafter, Section 2.14(c).

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, from and after the Closing Date, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2002 (including the notes thereto) (the "Pro Forma Balance Sheet") and the unaudited pro forma consolidated statements of operations of the Borrower and its consolidated Subsidiaries for each of the nine-month and twelve-month periods ending on such date (the "Pro Forma Income Statements"), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on September 30, 2002, in the case of the Pro Forma Balance Sheet, and on January 1, 2002, in the case of the Pro Forma Income Statements) to (i) the consummation of the Acquisition,
(ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof, (iii) the acquisition of Utility Piping Systems, Inc. consummated in March 2002 and (iv) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet and the Pro Forma Income Statements have been prepared based on the best information available to the Borrower as of the date of delivery thereof, and present fairly on a pro forma basis (x) the estimated financial position of Borrower and its consolidated Subsidiaries as at September 30, 2002, assuming that the events specified in the preceding sentence had actually occurred at such date, and (y) the estimated consolidated results of operations of the Borrower and its consolidated Subsidiaries for each period covered by the Pro Forma Income Statements, assuming that the events in the preceding sentence had actually occurred on the first day of the relevant period covered thereby, in each case, in accordance with Regulation S-X of the Securities Act, except as has otherwise been previously approved by each Initial Lender.

                  (b) The audited consolidated balance sheets of Distribution and its consolidated Subsidiaries as at April 30, 1999, December 31, 1999, December 31, 2000 and December 31, 2001, and the related consolidated statements of income and of cash flows for the one-month period ended April 30, 1999 and the eight-month period ended December 31, 1999 and the fiscal years ended December 31, 2000 and December 31, 2001, reported on by and accompanied by an unqualified report from KPMG Peat Marwick, present fairly the consolidated financial condition of Distribution and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended. The unaudited consolidated balance sheet of Distribution and its consolidated Subsidiaries as at September 30, 2002, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of Distribution as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein) and the applicable rules and regulation of the Securities Act. As of the Closing Date (after giving effect to the Acquisition), neither Holdings nor any of its consolidated Subsidiaries has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph or the Confidential Information Memorandum. During the period from December 31, 2001 to and including the date hereof there has been no Disposition by Distribution or any of its consolidated Subsidiaries of any material part of its business or property (other than the Acquisition).

                  4.2 No Change. Since December 31, 2001, there has been no development or event that had or is reasonably expected to have a Material Adverse Effect.

                  4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any Group Member in any material respect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, in each case, except for minor defects which do not materially interfere with the business of such Group Member and none of such property is subject to any Lien except as permitted by Section 7.3.

                  4.9 Intellectual Property. Except to the extent that any of the following could not be reasonably be expected to have a Material Adverse Effect, (a) each Group Member owns, or is licensed or otherwise has the right to use, all Intellectual Property necessary for the conduct of its business as currently conducted, (b) no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of any Intellectual Property, (c) no claim has been asserted or is pending by any Person challenging or questioning the use of any Intellectual Property or the validity, effectiveness or enforceability of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim and (d) the use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

                  4.10 Taxes. Each Group Member has filed or caused to be filed all Federal, material state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

                  4.13 ERISA. (a) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all respects with its terms and the applicable provisions of ERISA and the Code; (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period; (iii) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits;
(iv) no complete or partial
withdrawal from any Multiemployer Plan has resulted or could reasonably be expected to result in any liability (whether actual, contingent, liquidated or otherwise) under ERISA to the Borrower or any Commonly Controlled Entity, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if a complete withdrawal were to occur completely from any Multiemployer Plan as of the valuation date most closely preceding the date on which this representation is made or deemed made; and (v) no Multiemployer Plan is in Reorganization or Insolvent.

                  (b) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) neither the Borrower nor any Commonly Controlled Entity has incurred, or could reasonably be expected to incur, any liability under applicable law in respect of any MEWA; (ii) neither the Borrower nor any Commonly Controlled Entity has incurred, or could reasonably be expected to incur, any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable law; and (iii) neither the Borrower nor any Commonly Controlled Entity has incurred, or could reasonably be expected to incur, any tax, fine, lien, penalty or other liability in respect of any Benefit Arrangement as a result of the consummation of the transactions contemplated by this Agreement, the Acquisition Agreement or the Acquisition Documentation, whether alone or in conjunction with other events.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

                  4.16 Use of Proceeds. The proceeds of the Tranche B Term Loans, and no more than $5,000,000 of the proceeds of Revolving Loans, shall be used on the Closing Date to finance a portion of the Acquisition and to pay related fees and expenses. All other proceeds of the Revolving Loans, proceeds of any Incremental Extensions of Credit and the Swingline Loans, and the Letters of Credit shall be used for general corporate purposes of the Borrower and its Subsidiaries.

                  4.17 Environmental Matters. Except as, in the aggregate after giving effect to the consummation of the Acquisition (including, without limitation, the exclusion of asbestos-related liabilities from the Acquired Business, the indemnities related thereto in the Acquisition Agreement and issuance of the Vivendi Guarantee), could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties currently or formerly owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

                  (b) no Group Member has received or is aware of any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties, any Group Member or the business currently or formerly operated by any Group Member (the "Business"), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported, arranged to be disposed of or disposed of from the Properties or in connection with the Business in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties or in connection with the Business in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which any Group Member is or would reasonably be expected to be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws;

                  (f) the Group Members, the Business, the Properties and all operations at the Properties are in compliance, and have during the term of all applicable statutes of limitation, been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

                  (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

                  4.18 Accuracy of Information, etc. The information (other than pro forma financial information and projections) contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, taken as a whole, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, did not contain as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, to the knowledge of Holdings and the Borrower, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential

Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents, etc. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof (except as expressly provided in the Guarantee and Collateral Agreement). In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

                  (b) Each of the Mortgages is, to the best of the Borrower's knowledge, (i) effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and (ii) when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except as reflected in the exceptions to the title policies delivered pursuant to Section 5.1(m)). Schedule 1.1B lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Borrower or any of its Subsidiaries.

                  (c) Schedule 4.19(c) lists, as of the Closing Date, each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries (the "Leased Property").

                  4.20 Solvency. The Loan Parties, taken as a whole, are, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.21 Senior Indebtedness. The Obligations constitute "Senior Debt" and "Designated Senior Debt" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor, if any, under the Guarantee and Collateral Agreement constitute "Senior Debt" and "Designated Senior Debt" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

                  4.22 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, unless such insurance has been obtained as required by any Requirement of Law applicable to any party hereto.

                  4.23 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Documentation and the Senior Subordinated Note Indenture, including any amendments, supplements or modifications with respect to any of the foregoing.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Holdings, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor and (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

                  (b) Acquisition, etc. The following transactions shall have been consummated, in each case in accordance with all material applicable Requirements of Law and the Acquisition Documentation provided to the Initial Lenders on or prior to the Closing Date, as amended, supplemented or otherwise modified with the approval of each Initial Lender (such approval not to be unreasonably withheld):

                      (i) the Borrower shall have purchased (the "Acquisition") substantially all the assets and businesses, and assumed certain liabilities and obligations (such assets, liabilities and obligations, the "Acquired Business") of Distribution from United States Filter Corporation, in accordance with the Acquisition Agreement;

                      (ii) Holdings shall have received at least $210,000,000 (less the amount, if any, by which Transaction Costs are less than $40,000,000) in cash proceeds from equity issued by Holdings to the Sponsors (together with any other member of the Sponsor Group) and certain senior members of management of the Borrower, on terms and conditions satisfactory to the Co-Syndication Agents, and such proceeds shall have been contributed to the Borrower;

                      (iii) the Borrower shall have received at least $200,000,000 (less up to $50,000,000 of net cash proceeds of Junior Capital received by the Borrower on the Closing Date) in gross cash proceeds from the issuance of the Senior Subordinated Notes;

                      (iv) Transaction Costs shall not exceed $40,000,000 unless the amount in excess thereof is funded with proceeds from Junior Capital (without duplication of any proceeds of Junior Capital that offset the required proceeds of Senior Subordinated Notes pursuant to subclause (iii) above); and

                      (v) (i) all Indebtedness (other than Indebtedness set forth on Schedule 7.2(d)) assumed by the Borrower pursuant to the Acquisition Documentation or otherwise as of the Closing Date shall have been terminated and all amounts thereunder shall have been paid in full and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

                  (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) the Pro Forma Income Statements, (iii) audited financial statements of Distribution for the one-month period ended April 30, 1999 and the eight-month period ended December 31, 1999 and for the fiscal years ended December 31, 2000 and December 31, 2001 and (iv) unaudited interim consolidated financial statements of Distribution for the six-month periods ended June 30, 2001 and June 30, 2002, and such financial statements shall not reflect any material adverse change in the business, property, operations or condition (financial or otherwise) of Distribution and its subsidiaries, taken as a whole, or the Acquired Business, as reflected in the financial statements or projections previously provided to the Initial Lenders.

                  (d) Pro Forma EBITDA; Pro Forma Leverage Ratio. Each Initial Lender shall be satisfied that:

                      (i) Pro Forma EBITDA as reflected in the financial statements contained in the offering circular prepared in connection with the issuance of the Senior Subordinated Notes and as determined by the Borrower and KPMG Peat Marwick (which determination shall be evidenced by a comfort letter issued by KPMG and reasonably acceptable to each Initial Lender) for the twelve-month period ending June 30, 2002 shall equal at least $90,000,000;

                      (ii) Pro Forma EBITDA for the latest twelve-month period ending as of the last day of the most recent fiscal quarter for which quarterly financial statements of Distribution have been delivered pursuant to Section 5.1(c) shall equal at least $90,000,000 from planned operations; and

                      (iii) the ratio of Consolidated Total Debt on the last day of each twelve-month period described in the foregoing clauses (i) through (iii) to Pro Forma EBITDA for each corresponding twelve-month period shall not exceed 5.00:1.00.

                  (e) Approvals. All material governmental and third party approvals (including shareholder approvals, if any, but excluding any landlord consents not required by the Acquisition Documentation) necessary in connection with the Acquisition, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the Acquisition or the financing contemplated hereby.

                  (f) Litigation. There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court of before any arbitrator or Governmental Authority that has or could reasonably be expected to have a Material Adverse Effect.

                  (g) Lien Searches. Each Initial Lender shall have received the results of a recent lien search in each of the jurisdictions where material assets of Distribution related to the Acquired Business are located and the jurisdiction of organization of each of Distribution and each Credit Party, and such search shall reveal no liens on any of the assets of such Persons except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date (or reasonably satisfactory arrangements therefor after the Closing Date) pursuant to documentation reasonably satisfactory to each Initial Lender.

                  (h) Fees. The Lenders, the Administrative Agent and the Co-Syndication Agents shall have received all fees required to be paid, and all expenses required to be paid for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (i) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

                  (j) Legal Opinions. The Administrative Agent shall have received (and the Co-Syndication Agents shall have received final forms of) the following executed legal opinions:

                      (i) the legal opinion of O'Melveny & Myers LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit F; and

                      (ii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders.

                  (k) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (l) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation (other than any filing, registration or recordation required with the Federal Aviation Administration, which the Borrower hereby agrees shall be completed no later than December 31,
2002).

                  (m) Mortgages, etc. (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                  (ii)The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent; (B) be issued at ordinary and commercially reasonable rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70, 10/17/84 and 10/17/92) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                  (iii) The Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by a Mortgage and has been identified by the Secretary of Housing and Urban Development as being located in a special flood hazard area, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                  (iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

                  (n) The Administrative Agent shall have received (i) an executed Landlord Waiver with respect to each Leased Property listed on Schedule
6.3 to the Acquisition Agreement (other than with respect to the Leased Properties located in Gilbert, Arizona, Tolleson, Arizona and Denver, Colorado) and (ii) evidence that each lessor with respect to each other parcel of Leased Property not listed on Schedule 6.3 to the Acquisition Agreement (A) has been requested to subordinate any and all rights such lessor may have in the property subject to the Lien under the Security Documents to the rights of the Administrative Agent under the Security Documents, and (B) has been requested to grant the Administrative Agent access to the Leased Property in order to enforce the Lien granted under the Security Documents, it being understood that, with respect to this clause (ii) only, the Borrower shall have used commercially reasonable efforts to obtain the consents and waivers identified in the foregoing (A) through (B) from such lessors.

                  (o) Solvency Certificate. Each Co-Syndication Agent shall have received a solvency certificate dated the Closing Date, substantially in the form of Exhibit J, from the chief executive officer and the chief financial officer of the Borrower reasonably satisfactory to each Co-Syndication Agent that shall document the solvency of the Borrower and its Subsidiaries, taken as a whole, after giving effect to the Acquisition and the financings contemplated hereby.

                  (p) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 6.5.

                  (q) Management. Each Initial Lender shall be satisfied that each of the existing President and Chief Operating Officer, Chief Financial Officer and Vice President of Marketing & Systems Operations of Distribution shall be available to manage the Borrower and its Subsidiaries on an on-going basis.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender (including the Swingline Lender) to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent any such representation or warranty expressly relates to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Other Documents. In the case of any extension of credit made on any Incremental Facility Closing Date, the Administrative Agent and each Co-Syndication Agent shall have received such documents and other information as such parties may reasonably request.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                       SECTION 6.  AFFIRMATIVE COVENANTS

                  From and after the Closing Date, Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than any contingent or unliquidated obligations or liabilities) is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Pricewaterhouse Coopers, Deloitte & Touche, KPMG Peat Marwick, Ernst & Young, or other independent certified public accountants of nationally recognized standing, reasonably satisfactory to the Administrative Agent; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

                  6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (f), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
         (ii) in the case of quarterly or annual financial statements, (w) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be,
         (x) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party, (y) to the extent not previously disclosed to the Administrative Agent, a description of any application for the registration of any Intellectual Property during such fiscal quarter to the extent required by Section 6.11(i) and (z) to the extent not previously disclosed to the Administrative Agent, the aggregate value of the fee interest of all real property owned by each Group Member (whether acquired during such fiscal quarter or in a prior fiscal quarter) that is not subject to a Lien in favor of the Administrative Agent and a description of each such real property that would be required to be covered by a Mortgage pursuant to Section 6.10(b);

                  (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto);

                  (d) to the extent not included in the Borrower's annual and quarterly financial statements furnished pursuant to Sections 6.1(a) and (b) or in reports filed with the SEC containing such financial statements, within 90 days after the end of each fiscal year of the Borrower and within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

                  (e) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC;

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request; and

                  (g) any accountant's management letters received by any Group Member.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member and (b) to the extent that failure to pay, discharge or otherwise satisfy such obligations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause
(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (b) if requested by either Co-Syndication Agent, maintain with financially sound and reputable insurance companies key life insurance on certain officers of the Borrower and (c) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business. All such insurance shall
(i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, and (iii) be reasonably satisfactory in all other respects to the Administrative Agent. The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower's financial statements referred to in Section 6.1(a) and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

                  6.6   Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in all material respects and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable prior notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (so long as such visits and inspections do not disrupt the business and operations of the Group Members) and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and senior management of the Group Members and with their independent certified public accountants (and the Borrower shall be provided the opportunity to participate in any discussions with such independent certified public accountants).

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of (i) any Event of Default or (ii)any Default of which any Responsible Officer has actual knowledge or, in the course of the duties and responsibilities of such Responsible Officer, should reasonably be expected to have knowledge;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting any Group Member
         (i) in which the amount involved is $1,000,000 or more and not covered by insurance or not indemnified pursuant to the Acquisition Documentation (or, if covered by insurance or so indemnified, with respect to which the relevant insurer or indemnifier has denied coverage or liability), (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

                  (d) the following events, as soon as possible after a Responsible Officer knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan,
         (ii) the occurrence of any administrative investigation, audit or other proceeding (including any amnesty proceeding) by or before the Department of Labor, the PBGC, the Internal Revenue Service or any other Governmental Authority in respect of (A) any Benefit Arrangement as a result of the consummation of the transactions contemplated by the Acquisition Agreement or the Acquisition Documentation, whether alone or in conjunction with other events, or (B) any Plan, or (iii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Comply in all material respects with, and make reasonable efforts to, ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, except for any such non-compliance that could not reasonably be expected to have a Material Adverse Effect and obtain and comply in all material respects with and maintain, and make reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except for any such failure to obtain, comply or maintain that could not reasonably have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions to the extent required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9 Interest Rate Protection. In the case of the Borrower, within 60 days after the Closing Date, enter into, and thereafter maintain, Swap Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Senior Subordinated Notes and the Floating Term Loan Exposure is subject to either a fixed interest rate or interest rate protection for a period of not less than three years or such shorter period as is otherwise reasonably satisfactory to the Administrative Agent.

                  6.10 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property that would not constitute Collateral under the terms of the Guarantee and Collateral Agreement and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions or filings with the U.S. Patent and

Trademark Office or the U.S. Copyright Office as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real property acquired after the Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) or (l) or by Section 7.3(o) (in each case, to the extent that the terms of any such Lien does not permit the Administrative Agent to obtain a Lien or a second priority Lien on such property) and, in the case of Liens permitted by Section 7.3(o), to the extent such Lien is of the same type as permitted by Section 7.3(g)) and (y) real property acquired by any Excluded Foreign Subsidiary), (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, and (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent), each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that the Borrower shall not be required to comply with the requirements of this clause (b) with respect to such real property unless the aggregate value of the fee interests of all real property acquired by all Group Members after the Closing Date that is subject to the requirements of this clause (b) and not encumbered by a Mortgage shall, after giving effect to the acquisition of such real property, exceed $1,000,000, in which case, the Borrower shall, promptly following delivery of the certificate required pursuant to Section 6.2(b) with respect to the fiscal quarter in which such real property was acquired, comply with the requirements of this paragraph (b) with respect to all real property owned by any Group Member and not encumbered by a Mortgage at such time.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates (if any) representing such Capital Stock, together with (if applicable) undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (v) deliver an updated Schedule 4.15 to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates (if any) representing such Capital Stock, together with (if applicable) undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (iv) deliver an updated Schedule
4.15 to the Administrative Agent.

                  (e) Notwithstanding any of the foregoing provisions, the Administrative Agent may, in its sole discretion, waive the requirements of paragraphs (a) through (d) of this Section 6.10 with respect to any property acquired after the Closing Date by any Group Member if the Administrative Agent determines that the costs of obtaining a security interest in such property are excessive in relation to the value of such property.

                  6.11 Matters Relating to Collateral. (a) Promptly following (but in any event no later than 10 Business Days after the occurrence thereof) the date upon which any Loan Party changes its jurisdiction of organization or changes its name, notify the Administrative Agent of such change and deliver to the Administrative Agent all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

                  (b) Promptly deliver to the Administrative Agent a copy of each material demand, notice or document received by any Loan Party that questions or calls into doubt the validity or enforceability of more than the greater of (i) $1,000,000 in net amount of outstanding Receivables and (ii) 10% of the aggregate net amount of the then outstanding Receivables.

                  (c) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party shall not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or
(v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  (d) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party (either itself or through licensees) will (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (e) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public.

                  (f) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party (either itself or through licensees) (i) will employ each Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any portion of the Copyrights may become invalidated or otherwise impaired. No Loan Party will (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

                  (g) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party (either itself or through licensees) will not do any act that knowingly uses a material Intellectual Property to infringe the Intellectual Property rights of a third party.

                  (h) Each Loan Party will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in any proceeding in the United States Patent and Trademark Office, U.S. Copyright Office or any court or tribunal in any country) regarding such Loan Party's ownership of, or validity of, any Intellectual Property or such Loan Party's right to register the same or to own and maintain the same, in each case, to the extent that any of the foregoing could reasonably be expected to have Material Adverse Effect.

                  (i) Whenever any Loan Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or similar office or agency in any other country or any political subdivision thereof, such Loan Party shall report such filing to the Administrative Agent concurrently with the Compliance Certificate required to be delivered pursuant to Section 6.2(b)(ii) with respect to the fiscal quarter in which such filing occurs. Such Loan Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Loan Party relating thereto or represented thereby.

                  (j) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (k) In the event that any Intellectual Property of material economic value is infringed, misappropriated or diluted by a third party, each Loan Party shall (i) take such actions as such Loan Party shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and
(ii) promptly notify the Administrative Agent and the Lenders after it learns thereof.

                  (l) In connection with entering into any lease of real property or any renewal of an existing lease of real property, use commercially reasonable efforts to cause the lessor of such property to execute a Landlord Waiver and promptly deliver such Landlord Waiver to the Administrative Agent, to the extent that the inventory or other personal property located, or to be located, at such real property is of material value, as determined in the good faith judgment of the Borrower.

                        SECTION 7.  NEGATIVE COVENANTS

                  From and after the Closing Date, Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than any contingent or unliquidated obligations or liabilities) is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1      Financial Condition Covenants

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                 Consolidated
  Fiscal Quarter Ending                         Leverage Ratio
  ---------------------                         --------------
------------------------------------------------------------------------------
December 31, 2002                                    5.90
------------------------------------------------------------------------------
March 31, 2003                                       5.90
------------------------------------------------------------------------------
June 30, 2003                                        5.90
------------------------------------------------------------------------------
September 30, 2003                                   5.90
------------------------------------------------------------------------------
December 31, 2003                                    5.75
------------------------------------------------------------------------------
March 31, 2004                                       5.75
------------------------------------------------------------------------------
June 30, 2004                                        5.75
------------------------------------------------------------------------------
September 30, 2004                                   5.75
------------------------------------------------------------------------------
December 31, 2004                                    5.00
------------------------------------------------------------------------------
March 31, 2005                                       5.00
------------------------------------------------------------------------------
June 30, 2005                                        5.00
------------------------------------------------------------------------------
September 30, 2005                                   5.00
------------------------------------------------------------------------------
December 31, 2005                                    4.75
------------------------------------------------------------------------------
March 31, 2006                                       4.75
------------------------------------------------------------------------------
June 30, 2006                                        4.75
------------------------------------------------------------------------------
September 30, 2006                                   4.75
------------------------------------------------------------------------------
December 31, 2006                                    4.50
------------------------------------------------------------------------------
March 31, 2007                                       4.50
------------------------------------------------------------------------------
June 30, 2007                                        4.50
------------------------------------------------------------------------------
September 30, 2007                                   4.50
------------------------------------------------------------------------------
December 31, 2007                                    4.25
------------------------------------------------------------------------------
March 31, 2008                                       4.25
------------------------------------------------------------------------------
June 30, 2008                                        4.25
------------------------------------------------------------------------------
September 30, 2008                                   4.25
------------------------------------------------------------------------------
December 31, 2008                                    4.00
------------------------------------------------------------------------------
March 31, 2009                                       4.00
------------------------------------------------------------------------------
June 30, 2009                                        4.00
------------------------------------------------------------------------------
September 30, 2009                                   4.00
------------------------------------------------------------------------------

; provided that for the purposes of determining the ratio described above for any period that includes any of the fiscal quarters ending March 31, 2002, June 30, 2002 or September 30, 2002 or the portion of the fiscal quarter ending December 31, 2002 that ends with the Closing Date, Consolidated EBITDA for each such fiscal quarter or such portion shall be deemed to be Consolidated EBITDA for Distribution for such fiscal quarter or such portion and shall be calculated as if Distribution is "the Borrower" for the purposes of all definitions applicable to such calculation.

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                 Consolidated
  Fiscal Quarter Ending                     Interest Coverage Ratio
  ---------------------                     -----------------------
------------------------------------------------------------------------------
December 31, 2002                                    2.00
------------------------------------------------------------------------------
March 31, 2003                                       2.00
------------------------------------------------------------------------------
June 30, 2003                                        2.00
------------------------------------------------------------------------------
September 30, 2003                                   2.00
------------------------------------------------------------------------------
December 31, 2003                                    2.00
------------------------------------------------------------------------------
March 31, 2004                                       2.00
------------------------------------------------------------------------------
June 30, 2004                                        2.00
------------------------------------------------------------------------------
September 30, 2004                                   2.00
------------------------------------------------------------------------------
December 31, 2004                                    2.15
------------------------------------------------------------------------------
March 31, 2005                                       2.15
------------------------------------------------------------------------------
June 30, 2005                                        2.15
------------------------------------------------------------------------------
September 30, 2005                                   2.15
------------------------------------------------------------------------------
December 31, 2005                                    2.25
------------------------------------------------------------------------------
March 31, 2006                                       2.25
------------------------------------------------------------------------------
June 30, 2006                                        2.25
------------------------------------------------------------------------------
September 30, 2006                                   2.25
------------------------------------------------------------------------------
December 31, 2006                                    2.35
------------------------------------------------------------------------------
March 31, 2007                                       2.35
------------------------------------------------------------------------------
June 30, 2007                                        2.35
------------------------------------------------------------------------------
September 30, 2007                                   2.35
------------------------------------------------------------------------------
December 31, 2007                                    2.50
------------------------------------------------------------------------------
March 31, 2008                                       2.50
------------------------------------------------------------------------------
June 30, 2008                                        2.50
------------------------------------------------------------------------------
September 30, 2008                                   2.50
------------------------------------------------------------------------------
December 31, 2008                                    2.50
------------------------------------------------------------------------------
March 31, 2009                                       2.50
------------------------------------------------------------------------------
June 30, 2009                                        2.50
------------------------------------------------------------------------------
September 30, 2009                                   2.50
------------------------------------------------------------------------------

; provided that for the purposes of determining the ratio described above for any period that includes any of the fiscal quarters ending March 31, 2002, June 30, 2002 or September 30, 2002 or the portion of the fiscal quarter ending December 31, 2002 that ends with the Closing Date, (x) Consolidated EBITDA for each such fiscal quarter or such portion shall be deemed to be Consolidated EBITDA for Distribution for such fiscal quarter or such portion and shall be calculated as if Distribution is "the Borrower" for the purposes of all definitions applicable to such calculation and (y) Consolidated Interest Expense shall be annualized for such period based on the number of days in such period occurring on and after the Closing Date.

                  7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of (i) Holdings to the Borrower to the extent such Investment is permitted under Section 7.8(g), (ii) the Borrower to any Subsidiary and of any Subsidiary Guarantor to the Borrower or any other Subsidiary and (iii) any Excluded Foreign Subsidiary to any Group Member to the extent such Investment is permitted under Section 7.8;

                  (c) Guarantee Obligations in respect of Indebtedness permitted hereunder; provided that if such Indebtedness is incurred pursuant to
         Section 7.2(f) or (g), such Guarantee Obligations are subordinated to payment of the Obligations (or to a guarantee under the Guarantee and Collateral Agreement, as the case may be) to the same extent as the direct obligations in respect of such Indebtedness;

                  (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                  (e) Indebtedness of the Borrower or any Subsidiary Guarantor incurred to finance the acquisition, construction, development, maintenance, upgrade or improvement of any fixed or capital assets of any Group Member (including, without limitation, Capital Lease Obligations), which may be secured by Liens permitted by Section 7.3(g), in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

                  (f) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $200,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;

                  (g) additional subordinated Indebtedness of the Borrower that
         (i) is expressly subordinated to the prior payment in full in cash of the Obligations on terms no less favorable to the Lenders than the Senior Subordinated Notes, (ii) has a final maturity date at least 180 days after the Final Maturity Date at the time such indebtedness is incurred and has no scheduled payments of principal thereon prior to such Final Maturity Date, (iii) does not require prepayments or mandatory redemptions in a manner more extensive than the Senior Subordinated Notes, (iv) is not subject to covenants, events of default or remedies less favorable to the Borrower than the Senior Subordinated Notes, in each case with appropriate regard for then current market conventions; provided that (x) unless such subordinated Indebtedness is in the form of Junior Capital, no Default or Event of Default shall have occurred and be continuing before and after giving effect to the incurrence of such Indebtedness and (y) after giving effect to the incurrence thereof, the Borrower would be in proforma compliance with the covenants set forth in Section 7.1 as if the incurrence of such Indebtedness and the use of the proceeds thereof had occurred on the first day of the most recent four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to
         Section 6.1 (as demonstrated by delivery to the Administrative Agent of a certificate of a Responsible Officer to such effect showing such calculation in reasonable detail, prior to or concurrently with the incurrence of such Indebtedness);

                  (h) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase price or similar obligations incurred or assumed in connection with the Acquisition, any Permitted Acquisition or any Disposition permitted under Section 7.5;

                  (i) Indebtedness of any Person that becomes a Subsidiary in connection with a Permitted Acquisition after the Closing Date and any refinancings, refundings, renewals or extensions thereof (without increasing the principal amount thereof) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary Guarantor;

                  (j) Indebtedness of any Excluded Foreign Subsidiary that is non-recourse to any Loan Party in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding; and

                  (k) additional Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount (for the Borrower and all such Subsidiaries) not to exceed $15,000,000 at any one time outstanding.

                  7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes and other charges of a Governmental Authority not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings or for which a sufficient bond has been posted;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation in the ordinary course of business;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations and arrangements of a like nature incurred in the ordinary course of business;

                  (e) (i) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and (ii) Liens disclosed on any Lender's title policy in respect of a Mortgaged Property;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), provided that no such Lien is spread to cover any additional property after the Closing Date (except assets financed by the same financing source) and that the amount of Indebtedness or other obligations secured thereby is not increased (except as relating to assets financed by the same financing source);

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(e), provided that (i) such Liens shall be created not later than 180 days following the acquisition, construction, development, maintenance, upgrade or improvement of fixed or capital assets financed with such Indebtedness, (ii) such Liens do not at any time encumber any assets other than the assets financed by such Indebtedness (except assets financed by the same financing source) and (iii) the amount of Indebtedness secured thereby is not increased (except as relating to assets financed by the same financing source);

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (j) Liens in respect of judgments that do not constitute an Event of Default under Section 8(h);

                  (k) Liens of a collection bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction;

                  (l) any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary or on any asset of any Person that becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of, or in connection with, such acquisition or such Person becoming a Subsidiary Guarantor and (ii) such Liens shall not apply to any other assets (except as relating to assets financed by the same financing source);

                  (m) any Lien in favor of a Loan Party;

                  (n) Liens on property of Excluded Foreign Subsidiaries securing Indebtedness of such Excluded Foreign Subsidiaries permitted under
Section 7.2(j); and

                  (o) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiary Guarantors) $15,000,000 at any one time outstanding.

                  7.4 Fundamental Changes. Enter into any merger, consolidation, amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged, consolidated amalgamated, or liquidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving Person) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving Person);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5;

                  (c) the Borrower may Dispose of any but not all of its assets to any Subsidiary Guarantor;

                  (d) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation; and

                  (e) any such merger, consolidation, amalgamation, liquidation, winding up, Dissolution or Disposition by or among any Foreign Subsidiaries.

                  7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of (i) obsolete or worn out property in the ordinary course of business or which the Borrower determines in good faith is uneconomic or no longer useful to the conduct of its business, (ii) the HDPE Disposition, (iii) assets subject to a Recovery Event, (iv) accounts receivable in connection with the compromise, settlement or collection thereof, (v) within twelve months after the consummation of a Permitted Acquisition, assets acquired in connection with such Permitted Acquisition so long as the Borrower applies the Net Cash Proceeds of such Disposition to repay any outstanding Term Loans pursuant to Section 2.11(c) and (vi) property of Excluded Foreign Subsidiaries;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) Dispositions permitted by clause (i) of Section 7.4(b) or by Section 7.4(c), Section 7.4(e) and Section 7.11;

                  (d) the sale or issuance of (i) any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor, (ii) Capital Stock of Holdings to any Person and (iii) Capital Stock of the Borrower in connection with an initial public offering of such Capital Stock;

                  (e) Dispositions of Investments permitted by clauses (b), (i),
(j), (k) and (l) of Section 7.8; and

                  (f) the Disposition of other property having a fair market value not to exceed $2,500,000 in the aggregate for any fiscal year of the Borrower.

                  7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in shares of Qualified Capital Stock or equivalent equity interests) on, or make any payment or distribution on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments, directly or indirectly, to the Borrower or any Subsidiary Guarantor or pursuant to any Requirement of Law, and any Excluded Foreign Subsidiary may make Restricted Payments, directly or indirectly, to any other Excluded Foreign Subsidiary;

                  (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends or make distributions to Holdings to permit Holdings to, and Holdings may (i) purchase Holdings' Capital Stock or options in respect of Qualified Capital Stock from present or former officers, employees directors or consultants of any Group Member upon the death, disability or termination of employment of such officer, employee, director or consultant, provided, that the aggregate amount of payments under this clause (i) after the date hereof (net of any proceeds received by Holdings and contributed to the Borrower after the date hereof in connection with resales of any Capital Stock or options so purchased) shall not exceed $2,500,000 in any fiscal year plus the amount thereof not used in the immediately prior fiscal year (with the amounts so expended being deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year) unless such payment is financed with Junior Capital Proceeds within six months of the receipt thereof, (ii) so long as the termination fee described in clause (iii) below has not been paid, pay management fees in connection with transactions described on Schedule 7.10 in an amount not to exceed $1,000,000 in any fiscal year, (iii) in connection with the initial public offering of Holdings or the Borrower, pay the termination fee described in the Management

Agreement described on Schedule 7.10 in an amount not to exceed $10,000,000 at the time such payment is made, discounted as provided in such Management Agreement, and (iv) make the payments and pay the indemnities, reimbursements and fees described in paragraph 1 of Schedule 7.10; provided that any payment permitted under the foregoing clauses (ii), (iii) and (iv) may be made directly by the Borrower.

                  (c) the Borrower may pay dividends to Holdings to permit Holdings to, and Holdings may, (i) pay corporate overhead expenses (including professional fees and expenses ) incurred in the ordinary course of business not to exceed $1,000,000 in any fiscal year and (ii) pay any taxes that are due and payable by Holdings as part of a consolidated group that includes the Borrower;

                  (d) the Borrower or Holdings may make Restricted Payments with Qualified Capital Stock (or equivalent equity interests), including, without limitation, the conversion, exchange, exercise, surrender or similar transaction of any warrants, rights or options or any similar rights in respect thereof, provided that no Restricted Payment with Qualified Capital Stock shall be permitted to the extent such a payment would result in a Default under Section 8(k)(iv);

                  (e) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings or the Borrower may redeem or repurchase Permitted Investor Stock (including upon conversion to Class A Common Stock), and any warrants, rights, options or any similar rights in respect thereof, to the extent such redemption or repurchase is made with the net cash proceeds of the sale or issuance of any Qualified Capital Stock of Holdings or the Borrower to the extent not required to prepay the Loans pursuant to Section 2.11(b); and

                  (f) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends to Holdings to permit Holdings to, and Holdings may, purchase Holdings' Capital Stock, options or similar rights from present or former directors, officers, employees or consultants of any Group Member upon the death of such director, officer, employee or consultant from the proceeds of any "key-man" life insurance policies with respect to such person received by the Borrower or Holdings.

                  7.7 Capital Expenditures. Make or commit to make any Capital Expenditure in any fiscal year of the Borrower, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding in any fiscal year the sum of $5,000,000 plus an amount equal to the Additional Net Sales for such fiscal year; provided, that (a) any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year only, (b) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above and, second, in respect of amounts permitted for such fiscal year as set forth above, and (c) any Capital Expenditure financed with Junior Capital Proceeds received by the Borrower within six months of the receipt thereof and the making of such Capital Expenditure shall not be subject to, or applied against, the limitations set forth in this Section 7.7.

                  7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of

business;

                  (b) investments in Cash Equivalents;

                  (c) Guarantee Obligations permitted by Section 7.2 and otherwise in respect of any other obligations of any Group Member not prohibited hereunder;

                  (d) loans and advances to employees of any Group Member made after the Closing Date in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $2,000,000 at any time outstanding;

                  (e) the Acquisition;

                  (f) Investments in non-working capital assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (g) intercompany Investments by (i) any Group Member in the Borrower or any other Person that, prior to such investment, is a Subsidiary Guarantor or that becomes a Subsidiary Guarantor concurrently with such Investment in accordance with Section 6.10 (but is not in connection with the acquisition of a Person that is not a Group Member prior to such Investment) and
(ii) by the Borrower, in Holdings to permit Holdings to make any payments permitted by Section 7.6;

                  (h) the Borrower and any Subsidiary may make Permitted Acquisitions, and may create and make Investments in Subsidiaries to own, directly or indirectly, the property acquired thereby; provided that (i) any acquisition of Capital Stock results in the issuer thereof becoming a Subsidiary, (ii) any Domestic Subsidiary created or acquired in connection therewith shall become a Subsidiary Guarantor and the requirements of Section
6.10 shall be satisfied prior to or concurrently with (except to the extent otherwise permitted therein) the consummation of such Permitted Acquisition,
(iii) no Permitted Acquisition shall be consummated unless, after giving effect to such Permitted Acquisition, the Borrower and its Subsidiaries would be in pro forma compliance with the covenants set forth in Section 7.1 as if such Permitted Acquisition had occurred (and the related Indebtedness incurred or assumed in connection therewith had been incurred or the related Junior Capital Proceeds received in connection therewith had been received by the Borrower) on the first day of the most recent four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section
6.1 (as demonstrated by delivery to the Administrative Agent of a certificate of a Responsible Officer to such effect showing such calculation in reasonable detail prior to or concurrently with consummation of such Permitted Acquisition), (iv) no Default or Event of Default shall have occurred and be continuing before and after giving effect to such Permitted Acquisition, (v) each such Permitted Acquisition shall be made on a consensual (meaning, in the case of a Person to be acquired, approved by the majority in interest of the board of directors or analogous governing body of such Person) basis between the Borrower or any of its Subsidiaries, as applicable, on the one hand, and the Person or Persons being so acquired or the seller or sellers of such assets or such business, on the other hand, and (vi) the aggregate purchase price in connection with all Permitted Acquisitions involving the acquisition or formation of a Foreign Subsidiary shall not exceed $5,000,000, provided, that such limitation shall not apply if such Foreign Subsidiary becomes a Subsidiary Guarantor;

                  (i) Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of its Subsidiaries (including, without limitation, in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

                  (j) Investments received in connection with (i) the bankruptcy, insolvency or reorganization of suppliers and customers, (ii) in settlement of delinquent obligations of, and other disputes with, or judgments against customers and suppliers arising in the ordinary course of business and

(iii) the Disposition of assets permitted under Section 7.5(a) (other than clause (iii) thereof) or Section 7.5(f); provided that the consideration for any such Disposition (other than pursuant to clause (i) or (ii) of Section 7.5(a)) shall consist of at least 75% cash and cash equivalents (for the purpose of this clause (j), any assumption of Indebtedness related to the assets subject to such Disposition shall be deemed to be cash);

                  (k) Investments (i) in receivables and other trade payables owing to the Borrower or any of its Subsidiaries and loans and advances made to customers and suppliers, in each case, if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (ii) as a result of a Lien permitted under Section 7.3(d), and (iii) Investments in respect of Swap Agreements;

                  (l) any repurchase of Senior Subordinated Notes permitted by
Section 7.9(a);

                  (m) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost net of all repayments, interest, returns, profits, distributions, income and similar amounts realized therefrom) not to exceed $15,000,000 outstanding at any one time; and

                  (n) in addition to Investments otherwise permitted by this Section, any Investment by the Borrower or any of its Subsidiaries financed by Junior Capital Proceeds received by the Borrower within six months after the receipt thereof; provided that, in no event, shall any such Investment be used to acquire (whether in one or a series of acquisitions) property that constitutes assets constituting all or substantially all of a business unit or constitutes all or substantially all of the Capital Stock of a Person.

                  7.9 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes or any subordinated debt incurred pursuant to Section 7.2(g) (provided that Senior Subordinated Notes may be repurchased so long as (i) before and after giving effect to such repurchase, no Default or Event of Default shall have occurred or be continuing, (ii) after giving effect to such repurchase, the Consolidated Leverage Ratio for the most recently completed four fiscal quarters of the Borrower is not more than 4:00 to 1:00, and (iii) the aggregate principal amount of such repurchases shall not exceed the sum of (A) $25,000,000, plus (B) the aggregate amount of Excess Cash Flow that is not required to prepay the Term Loans); (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes or any of the terms of any subordinated debt incurred pursuant to Section 7.2(g) (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon or (ii) make the provisions thereof, in the opinion of the Agents, less restrictive to the Borrower or its Subsidiaries and, in the case of each of clause (i) and (ii), does not involve the payment of a consent fee in excess of $5,000,000); (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Disqualified Capital Stock (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon or (ii) make the provisions thereof, in the opinion of the Agents, less restrictive to the Borrower or its Subsidiaries and, in the case of each of clause (i) and (ii), does not involve the payment of a consent fee in excess of $5,000,000), or (d) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Permitted Investor Stock (other than any such amendment, modification, waiver or other change that would not reasonably be expected to be materially adverse to the rights and interests of the Lenders hereunder and does not involve the payment of a consent fee in excess of $5,000,000); or (e) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Debt" (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Note Indenture.

                  7.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Subsidiary Guarantor or any other Subsidiary in respect of any transactions permitted under
Section 7.8) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; provided, that notwithstanding the foregoing, Holdings and its Subsidiaries may (i) enter into the transactions set forth on
Schedule 7.10 hereto and (ii) enter into and consummate transactions with JPMorgan Securities Inc., Chase Lincoln First Commercial Corp. or JPMorgan Chase Bank in connection with (A) the Acquisition and transactions related thereto,
(B) this Agreement, including any amendment, modification, supplement, extension, refinancing, replacement, work-out, restructuring and other transactions related thereto, or (C) any management, financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services, so long as such transactions are approved by a majority of the disinterested members of the Board of Directors of such Person.

                  7.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member except any such transaction that (a) results in a Capital Lease Obligation permitted under Section 7.2(e), (b) is consummated within 180 days following the acquisition, construction, development, maintenance, upgrade or improvement of any fixed or capital assets, or (c) involves any real property owned as of the Closing Date so long as the Net Cash Proceeds thereof are applied to prepay the Loans in accordance with Section 2.11(c) and, if resulting in Capital Lease Obligations, such Capital Lease Obligations are permitted under
Section 7.2(e).

                  7.12 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

                  7.13 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than
(a) this Agreement and the other Loan Documents, (b) any agreements governing
(i) any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (ii) any Indebtedness permitted under Sections 7.2(f), (g), (i) or (j), (c) any document governing any Lien permitted under Section 7.3 so long as such restriction is limited to the assets subject to such Lien (except as it relates to assets financed by the same financing source), (d) customary provisions in leases, licenses, and similar arrangements in the ordinary course of business, (e) customary provisions in agreements for the Disposition of assets pending the consummation of such Disposition, and (f) as imposed by any Requirement of Law.

                  7.15 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, and (iii) any restriction existing under any agreements governing Indebtedness permitted under Section 7.2(f), (g) and (i) and (iv) any Requirement of Law.

                  7.16 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related, complementary or ancillary thereto, including, without limitation, any extension or expansion of its distribution operations to include the distribution of industrial, electric, utility or similar products and materials.

                  7.17 Amendments to Acquisition Documents. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

                         SECTION 8.  EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.6(b), Section 6.7(a), Section 6.11(a) or Section 7; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

                  (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation of any Group Member in respect thereof, but excluding the Loans) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i),
(ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $7,500,000; or

                  (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the

Insolvency or Reorganization of, a Multiemployer Plan, (vi) the Borrower or any Commonly Controlled Entity shall incur any tax, fine, lien, penalty or other liability in respect of any Benefit Arrangement as a result of the consummation of the transactions contemplated by this Agreement, the Acquisition Agreement or the Acquisition Documentation, whether alone or in conjunction with other events or (vii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage or not indemnified pursuant to the Acquisition Documentation as to which the relevant indemnifier has not denied liability) of $7,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or appealed (and bonded, if required) within 30 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) (i) at any time prior to the initial public offering of Holdings, the Sponsor Group, collectively, shall cease to (x) have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings, or (y) be the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d) -5 of the Exchange Act, directly or indirectly, of at least 50% of the outstanding common stock of Holdings having ordinary voting power for the election of directors of Holdings; (ii) at any time after the initial public offering of Holdings or the Borrower, (x) the Sponsor Group, collectively, shall cease to be the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d) -5 of the Exchange Act), directly or indirectly, of at least 20% of the outstanding common stock of Holdings (or, if the initial public offering is of the Borrower, the Borrower) having ordinary voting power for the election of directors of Holdings (or the Borrower, as the case may be) or (y) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Sponsor Group, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 of the Exchange
Act), directly or indirectly, of a greater amount of common stock of Holdings (or, if the initial public offering is of the Borrower, the Borrower) having ordinary voting power for the election of directors of Holdings (or the Borrower, as the case may be) than the Sponsor Group, collectively, shall own beneficially and of record; (iii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (iv) except as a result of the initial public offering of the Borrower, Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (v) a Specified Change of Control shall occur; or

                  (l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those (x) in connection with its ownership of the Capital Stock of the Borrower and beneficial ownership of the other Group Members, and
(y) relating to the ownership, operations and administration of the businesses of the Group Members, taken as a whole, including, without limitation, the engagement of professionals, advisors and consultants, (ii) incur, create, assume or suffer to exist any Indebtedness or other material liabilities or financial obligations, except (w) nonconsensual obligations imposed by operation of law, (x) obligations pursuant to the Loan Documents to which it is a party, (y) obligations (including Indebtedness and Guarantee Obligations) permitted or contemplated for it by Section 7 and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with
Section 7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower or otherwise in connection with or incidental to any of the foregoing items permitted by this clause; or

                  (m) the Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents (other than any contingent or unliquidated obligations or liabilities). After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                            SECTION 9.  THE AGENTS

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such

Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that have resulted from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such

Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders, appoint a successor Administrative Agent, which successor agent shall (unless an Event of Default under Section 8(a) or (f) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed). If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the date that is 45 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10 Co-Documentation Agents. Neither Co-Documentation Agent, in its capacity as such, shall have any duties or responsibilities, or shall incur any liability under this Agreement or any other Loan Document.

                          SECTION 10.  MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except
(x) in connection with the
waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled payment date of any such interest or fee, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender (other than through an increase of the Commitments of other Lenders pursuant to Section 2.1(b) or with respect to any Defaulting Lender); (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release Holdings or any significant Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement (other than in connection with any transaction permitted pursuant to Section 7.5), in each case without the written consent of all Lenders (other than Defaulting Lenders); (iv) amend, modify or waive any provision of Section 2.17 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentages specified in the definition of Prepayment Percentage without the written consent of the Majority Facility Lenders with respect to each Facility; (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vii) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent;
(viii) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (ix) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender and provided, further, that except as otherwise provided therein, the consent of the Lenders shall not be required for any increase in Commitments pursuant to
Section 2.1(b); or (x) permit the Borrower to select an Interest Period in excess of six months without the written consent of each Lender affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Tranche B Term Loans or all outstanding Incremental Extensions of Credit that are term loans ("Refinanced Term Loans") with a replacement term loan tranche hereunder ("Replacement Term Loans"), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or five Business Days after being deposited in the mail, postage prepaid or, in the case of courier via guaranteed next day delivery, the next Business Day or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     Holdings and the Borrower:            America Plaza
                                           200 West Highway 6, Suite 620
                                           Waco, Texas 76712
                                           Attention: Mechelle Slaughter
                                           Telecopy:  254-772-5716
                                           Telephone: 254-772-5355

     Administrative Agent:                 UBS AG, Stamford Branch
                                           Attention: Juan Zuniga
                                           Telecopy:  203-719-1410
                                           Telephone: 203-719-1000

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5     Payment of Expenses and Taxes. The Borrower agrees
(a) to pay or reimburse each Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one counsel representing the Agents collectively and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing
Date) and from time
to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents, trustees and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Mechelle Slaughter (Telephone No. 254-772-5355) (Telecopy No. 254-772-5716) at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8(a) or (f) has occurred and is continuing, any other Person; and

                  (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an Assignee that is a Lender, an affiliate of a Lender or an Approved Fund, immediately prior to giving effect to such assignment, except in the case of an assignment of a Revolving Commitment to an Assignee that does not (or whose affiliate or related Approved Fund does not) already have a Revolving Commitment.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Tranche B Term Facility or any Incremental Facility, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under
         Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                  (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that, in the case of assignments on the same day by a Lender to more than one Approved Fund or Affiliate of such Lender, only a single $3,500 processing and recordation fee shall be payable for all such assignments by such Lender on such day;

                  (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

                  (D) in the case of an assignment by a Lender to a CLO (as defined below) managed by such Lender or by an affiliate of such Lender, unless such assignment has been consented to in writing by the Borrower (such consent not to be unreasonably withheld or delayed), such assigning Lender (or the affiliate of such assigning Lender that manages such CLO) shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such CLO.

                  For the purposes of this Section 10.6, the terms "Approved Fund" and "CLO" have the following meanings:

                  "Approved Fund" means (a) with respect to any Lender, a CLO managed or administered by such Lender or by an affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and
2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to
Section 10.7(a) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.19 unless such Participant complies with Section 2.19(d).

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that any such pledge or assignment (other than to secure obligations to a Federal Reserve Bank) shall be in connection with a bona fide pledge or assignment of a security interest in all or a substantial portion of such Lender's lending portfolio; and provided further that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

                  (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                  (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of an Event of Default, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgements. Each of Holdings and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

                  10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or Guarantee Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

                  (b) At such time as the Loans, the Reimbursement Obligations and all fees due and owing under the Loan Documents shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee, or any creditor of a Lender or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty),

(c) on a confidential basis, to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates,
(d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than by the Administrative Agent, any Lender or their respective affiliates, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  10.16 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                          NATIONAL WATERWORKS, INC.

                          By: /s/ Harry K. Hornish
                              --------------------
                          Name:  Harry K. Hornish
                          Title: President and Chief Executive Officer

                          NATIONAL WATERWORKS HOLDINGS, INC.

                          By: /s/ Mechelle Slaughter
                              ----------------------
                          Name:  Mechelle Slaughter
                          Title: Chief Financial Officer and Secretary

                          UBS AG, STAMFORD BRANCH, as Administrative Agent and as a Lender

                          By: /s/ Wilfred V. Saint
                              --------------------
                          Name:  Wilfred V. Saint
                          Title: Associate Director, Banking Products
                          Services, US

                          By: /s/ Barbara Ezell-McMichael
                              ---------------------------
                          Name:  Barbara Ezell McMichael
                          Title: Associate Director, Banking Products
                          Services, US

                          JPMORGAN SECURITIES INC., as Co-Syndication Agent

                          By: /s/ Thomas H. Kozlark
                              ---------------------
                          Name:  Thomas H. Kozlark
                          Title: Vice President

                          GOLDMAN SACHS CREDIT PARTNERS L.P., as
                          Co-Syndication Agent and as a Lender

                          By: /s/ Robert Wagner
                              -----------------
                          Name:  Robert Wagner
                          Title: Authorized Signatory

                          CHASE LINCOLN FIRST COMMERCIAL CORP., as Lender

                          By: /s/ Thomas H. Kozlark
                              ---------------------
                          Name:  Thomas H. Kozlark
                          Title: Vice President

                          GENERAL ELECTRIC CAPITAL CORPORATION, as
                          Co-Documentation Agent and as Lender

                          By: /s/ Matthew Colucci
                              -------------------
                          Name:  Matthew Colucci
                          Title: Authorized Signatory

                          ANTARES CAPITAL CORPORATION, as Co-Documentation Agent and as Lender

                          By: /s/ John G. Martin
                              ------------------
                          Name:  John G. Martin
                          Title: Managing Director

                          THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                          By: /s/ John S. Holt
                              ----------------
                          Name:  John S. Holt
                          Title: Authorized Signatory

                          By: /s/ David Walsh
                              ---------------
                          Name:  David Walsh
                          Title: Authorized Signatory

                          CREDIT LYONNAIS NEW YORK BRANCH

                          By: /s/ Alex Averbukh
                              -----------------
                          Name:  Alex Averbukh
                          Title: Vice President

                          TRANSAMERICA BUSINESS CAPITAL CORPORATION

                          By: /s/ Steve Goetschius
                              --------------------
                          Name:  Steve Goetschious
                          Title: Senior Vice President

                          GENERAL ELECTRIC CAPITAL CORPORATION

                          By: /s/ William S. Richardson
                              -------------------------
                          Name:  William S. Richardson
                          Title: Vice President

                          CITIGROUP INVESTMENTS CORPORATE LOAN FUND

                          BY: TRAVELERS ASSET MANAGEMENT INTERNATIONAL COMPANY, LLC

                          By: /s/ John A. Wills
                              -----------------
                          Name:  John A. Wills
                          Title: Assistant Investment Officer

                          PROTECTIVE LIFE INSURANCE COMPANY

                          By: /s/ Diane S. Griswold
                              --------------------
                          Name:  Diane S. Griswold
                          Title: Assistant Vice President

                          TORONTO DOMINION (NEW YORK), INC.

                          By: /s/ Gwen Zirkle
                              ---------------
                          Name:  Gwen Zirkle
                          Title: Vice President

                          VAN KAMPEN SENIOR INCOME TRUST

                          BY: VAN KAMPEN INVESTMENT ADVISORY CORP.

                          By: /s/ Darvin D. Pierce
                              --------------------
                          Name:  Darvin D. Pierce
                          Title: Executive Director

                              DISCLOSURE SCHEDULES
================================================================================

                                CREDIT AGREEMENT

                                      Among

                           NATIONAL WATERWORKS, INC.,

                       NATIONAL WATERWORKS HOLDINGS, INC.

                                   AS BORROWER

                  The Lenders from Time to Time Parties Hereto,

                            JPMORGAN SECURITIES INC.

                            as Co-Syndication Agent,

                       Goldman Sachs Credit Partners L.P.,

                            as Co-Syndication Agent,

                                       and

                            UBS AG, STAMFORD BRANCH,

                             as Administrative Agent

                          Dated as of November 22, 2002
================================================================================

                            JP MORGAN SECURITIES INC.

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                                                                   SCHEDULE 1.1A

                                   COMMITMENTS

Name                                                 R/C Commitment             Term Loan B
----                                                 --------------             Commitment
                                                                                ----------
Chase Lincoln First Commercial Corp.                 $13,500,000.00             $ 0

Goldman Sachs Credit Partners L.P.                   $13,500,000.00             $ 0

General Electric Capital Corporation                 $13,000,000.00             $ 10,000,000.00

UBS AG, Stamford Branch                              $10,000,000.00             $199,500,000.00

Antares Capital Corporation                          $10,000,000.00             $ 10,000,000.00

Credit Lyonnais New York Branch                      $ 7,500,000.00             $ 0

Transamerica Business Capital Corporation            $ 5,000,000.00             $  7,000,000.00

The Governor and Company of the Bank of Ireland      $ 2,500,000.00             $  3,500,000.00

General Electric Capital Corporation                 $ 0                        $  6,000,000.00

Protective Life Insurance Company                    $ 0                        $  3,000,000.00

Toronto Dominion (New York), Inc.                    $ 0                        $  3,000,000.00

The Travelers Insurance Company                      $ 0                        $  2,000,000.00

Citigroup Investments Corporate Loan Fund            $ 0                        $  1,000,000.00

Citigroup Insurance and Investment Trust             $ 0                        $  1,000,000.00

Van Kampen Senior Income Trust                       $ 0                        $  2,133,333.34

Van Kampen Prime Rate Income Trust                   $ 0                        $  1,333,333.33

Van Kampen Senior Floating Rate Fund                 $ 0                        $    533,333.33
                                                     --------------             ---------------

TOTALS:                                              $75,000,000.00             $250,000,000.00

                                                                   SCHEDULE 1.1B

                               MORTGAGED PROPERTY

STREET ADDRESS                                                                  STATE
1.   3600 Arkins Court

     Denver                                                                       CO

2.   3333 Old Winter Garden Road

     Orlando                                                                      FL

3.   1101 W. 17th Street

     Riviera Beach                                                                FL

4.   7532 Malta Lane

     Tampa                                                                        FL

5.   1966 W. Heyward Way

     Idaho Falls                                                                  ID

6.   3338 Commercial Court

     Meridian                                                                     ID

7.   6829 Irene Road

     Belvidere                                                                    IL

8.   45 Northgate Industrial

     Granite City                                                                 IL

9.   29972 N. Skokie Highway

     Lake Bluff                                                                   IL

10.  18900 S. 82nd Avenue

     Mokena                                                                       IL

11.  115 N. Cummings Lane

     Washington                                                                   IL

12.  1680 Expo Lane

     Indianapolis                                                                 IN

13.  5858 Thunderbird Road

     Oaklandon                                                                    IN

14.  11510 Strong Line Road

     Olathe                                                                       KS

15.  3207 Breard Street

     Monroe                                                                       LA

16.  601 Big Bear Boulevard

     Columbia                                                                     MO

17.  801 Pond Road

          O'Fallon

     MO

18.  1805 Borman Circle Drive

     St. Louis                                                                    MO

19.  11665 Lackland Road

     St. Louis                                                                    MO

20.  5454 New Baumgartner Road

     St. Louis                                                                    MO

21.  1446 Troy Road

     Ashlandon                                                                    OH

22.  6720 S.W. McEwan Road

     Lake Oswego                                                                  OR

23.  13116 State Highway 18

     Summit                                                                       PA

24.  Box 245, Atlantic Road

     Derry                                                                        PA

25.  Box 144A

     Route 59

     Keating                                                                      PA

26.  1307 Galway Street

     Knoxville                                                                    TN

27.  4333 Irving Boulevard

     Dallas                                                                       TX

28.  7620 Grissom Road

     San Antonio                                                                  TX

29.  7730 Arab Drive, S.E.

     Olympia                                                                      WA

30.  5823 238th S.E.

     Woodinville                                                                  WA

31.  602 Valley Avenue

     Puyallup                                                                     WA

32.  15655 West Rogers Drive

     New Berlin                                                                   WI

                                                                   SCHEDULE 1.1C

                      CERTAIN PRO FORMA EBITDA ADJUSTMENTS

                                             Amount
                                             ------
Audit & Tax                                 $400,000
Incremental Legal                           $150,000
National Contract Rate Increases            $ 80,000
Benefits Exp & Administration               $400,000

Property & Casualty Insurance               $      0
Real Estate Management                      $      0
Cash & Risk Management                      $      0

                                                                    SCHEDULE 4.4

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

A. Consents

-------------------------------------------------------------------------------------
REAL PROPERTY LEASES                               LOCATIONS
-------------------------------------------------------------------------------------
                                 1.          Lots 5, 6, 7 Fiesta Ranch
                                             Gilbert (Phoenix), AZ

-------------------------------------------------------------------------------------
                                 2.          7505 W. Madison Avenue
                                             Tolleson (Phoenix), AZ

-------------------------------------------------------------------------------------
                                 3.          1772 W. Dairy Place
                                             Tucson, AZ

-------------------------------------------------------------------------------------
                                 4.          325 North Cota Street
                                             Corona, CA

-------------------------------------------------------------------------------------
                                 5.          665 Opper Road
                                             Escondido, CA

-------------------------------------------------------------------------------------
                                 6.          980-990 Parker Ct.
                                             Santa Clara, CA

-------------------------------------------------------------------------------------
                                 7.          1910 38th Street
                                             Denver, CO

-------------------------------------------------------------------------------------
                                 8.          11310 Distribution Ave.
                                             Jacksonville, FL

-------------------------------------------------------------------------------------
                                 9.          6575 Twenty-Three Mile Road
                                             Shelby Township, MI

-------------------------------------------------------------------------------------
                                 10.         121 International Drive
                                             Morrisville (Raleigh), NC

-------------------------------------------------------------------------------------
                                 11.         2829 Losee Rd.
                                             North Las Vegas, NV

-------------------------------------------------------------------------------------
                                 12.         870 N. Garver Rd.
                                             Monroe, OH

-------------------------------------------------------------------------------------
                                 13.         200 Highway 6 West, Suite 620
                                             Waco, TX

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                 14.         44098 Mercure Circle #125
                                             Sterling, VA

-------------------------------------------------------------------------------------
                                 15.         9115-A N.E. 117th Avenue
                                             Vancouver, WA

-------------------------------------------------------------------------------------

B.  Authorizations and Filings

-------------------------------------------------------------------------------------
HART SCOTT RODINO
APPROVAL                                               FILINGS
-------------------------------------------------------------------------------------
                                 1.       Filing re: Formation of National
                                          Waterworks, Inc.

-------------------------------------------------------------------------------------
                                 2.       Filing re: Acquisition of U.S.
                                          Filter Distribution Group, Inc.
                                          ("Distribution")

-------------------------------------------------------------------------------------

                                                                   SCHEDULE 4.15

                                  SUBSIDIARIES

None

                                                                SCHEDULE 4.19(a)

                            UCC FILING JURISDICTIONS

     UCC Financing Statements to be filed in the State of Delaware for National Waterworks, Inc., a Delaware corporation and National Waterworks Holdings, Inc., a Delaware corporation.

                                                                SCHEDULE 4.19(b)

                          MORTGAGE FILING JURISDICTIONS

STREET ADDRESS AND
FILING JURISDICTION (COUNTY)                                                STATE
1.     3600 Arkins Court
       Denver (Denver)                                                       CO

2.     3333 Old Winter Garden Road
       Orlando (Orange)                                                      FL

3.     1101 W. 17th Street
       Riviera Beach (Palm Beach)                                            FL

4.     7532 Malta Lane
       Tampa (Hillsborough)                                                  FL

5.     1966 W. Heyward Way
       Idaho Falls (Bonneville)                                              ID

6.     3338 Commercial Court
       Meridian (Ada)                                                        ID

7.     6829 Irene Road
       Belvidere (Boone)                                                     IL

8.     45 Northgate Industrial
       Granite City (Madison)                                                IL

9.     29972 N. Skokie Highway
       Lake Bluff (Lake)                                                     IL

10.    18900 S. 82nd Avenue
       Mokena (Will)                                                         IL

11.    115 N. Cummings Lane
       Washington (Tazewell)                                                 IL

12.    1680 Expo Lane
       Indianapolis (Marion)                                                 IN

13.    5858 Thunderbird Road
       Oaklandon (Marion)                                                    IN

14.    11510 Strong Line Road
       Olathe (Johnson)                                                      KS

15.    3207 Breard Street
       Monroe (Ouichita)                                                     LA

16.    601 Big Bear Boulevard
       Columbia (Boone)                                                      MO

17.    801 Pond Road
       O'Fallon (St. Charles)                                                MO

18.    1805 Borman Circle Drive
       St. Louis (St. Louis)                                                 MO

19.    11665 Lackland Road
       St. Louis (St. Louis)                                                 MO

20.    5454 New Baumgartner Road
       St. Louis (St. Louis)                                                 MO

21.    1446 Troy Road
       Ashland (Ashland)                                                     OH

22.    6720 S.W. McEwan Road
       Lake Oswego (Washington)                                              OR

23.    13116 State Highway 18
       Summit (Crawford)                                                     PA

24.    Box 245, Atlantic Road
       Derry (Westmoreland)                                                  PA

25.    Box 144A
       Route 59
       Keating (McKean)                                                      PA

26.    1307 Galway Street
       Knoxville (Knox)                                                      TN

27.    4333 Irving Boulevard
       Dallas (Dallas)                                                       TX

28.    7620 Grissom Road
       San Antonio (Bexar)                                                   TX

29.    7730 Arab Drive, S.E.
       Olympia (Thurston)                                                    WA

30.    5823 238th S.E.
       Woodinville (Sonomish)                                                WA

31.    602 Valley Avenue
       Puyallup (Pierce)                                                     WA

32.    15655 West Rogers Drive
       New Berlin (Waukesha)                                                 WI

                                                                SCHEDULE 4.19(c)

                                 LEASED PROPERTY

------------------------------------------------------------------------------------------------

                                          STREET ADDRESS                                  STATE
------------------------------------------------------------------------------------------------
1.     22578 Interstate 30,                                                                 AK
       Bryant

------------------------------------------------------------------------------------------------
2.     4613 Bethany Rd. North,                                                              AK
       Little Rock

------------------------------------------------------------------------------------------------
3.     313 Monroe,                                                                          AK
       Lowell

------------------------------------------------------------------------------------------------
4.     1371 McCain Parkway,                                                                 AL
       Pelham

------------------------------------------------------------------------------------------------
5.     1772 Dairy Place,                                                                    AZ
       Tucson

------------------------------------------------------------------------------------------------
6.     1420 Torrance Rd.,                                                                   AZ
       Mohave Valley

------------------------------------------------------------------------------------------------
7.     Canal Industrial Park,                                                               AZ
       Tolleson

------------------------------------------------------------------------------------------------
8.     Lots 5, 6, and 7 Fiesta Ranch Commerce Park,                                         AZ
       Gilbert

------------------------------------------------------------------------------------------------
9.     19421 Colombo St.,                                                                   CA
       Bakersfield

------------------------------------------------------------------------------------------------
10.    1583 River Drive,                                                                    CA
       Brawley

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                          STREET ADDRESS                                  STATE
------------------------------------------------------------------------------------------------
11.    325 North Cota St.,                                                                  CA
       Corona

------------------------------------------------------------------------------------------------
12.    665 Opper Rd.,                                                                       CA
       Escondido

------------------------------------------------------------------------------------------------
13.    2651 East Byrd Ave.,                                                                 CA
       Fresno

------------------------------------------------------------------------------------------------
14.    82-314 Market St.,                                                                   CA
       Indio

------------------------------------------------------------------------------------------------
15.    42839 N. Sierra Highway,                                                             CA
       Lancaster

------------------------------------------------------------------------------------------------
16.    980-990 Parker Court,                                                                CA
       Santa Clara

------------------------------------------------------------------------------------------------
17.    4700 District Blvd.,                                                                 CA
       Vernon

------------------------------------------------------------------------------------------------
18.    1910 38th St.,                                                                       CO
       Denver

------------------------------------------------------------------------------------------------
19.    19 Greenhorn Drive, Building B,                                                      CO
       Pueblo

------------------------------------------------------------------------------------------------
20.    22 Garfield Way,                                                                     DE
       Newark

------------------------------------------------------------------------------------------------
21.    61 Artisan Drive,                                                                    DE
       Smyrna

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                          STREET ADDRESS                                  STATE
------------------------------------------------------------------------------------------------
22.    4750 Laredo Ave.,                                                                    FL
       Fort Meyers

------------------------------------------------------------------------------------------------
23.    4310 N.W. 10th Avenue                                                                FL
       Oakland Park

------------------------------------------------------------------------------------------------
24.    820 S.W. 33rd Avenue                                                                 FL
       Ocala

------------------------------------------------------------------------------------------------
25.    2120 S.W. 7th Avenue                                                                 FL
       Ocala

------------------------------------------------------------------------------------------------
26.    8782 Paul Starr Drive                                                                FL
       Pensacola

------------------------------------------------------------------------------------------------
27.    330 Paint Street                                                                     FL
       Rockledge

------------------------------------------------------------------------------------------------
28.    6761 26th Court East                                                                 FL
       Sarasota

------------------------------------------------------------------------------------------------
29.    7374 Commercial Circle                                                               FL
       Fort Pierce

------------------------------------------------------------------------------------------------
30.    11310 Distribution                                                                   FL
       Avenue West
       Jacksonville

------------------------------------------------------------------------------------------------
31.    2803 Manufacturer Court                                                              FL
       Tallahassee

------------------------------------------------------------------------------------------------
32.    3620 Milledgeville Road                                                              GA
       Augusta

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                          STREET ADDRESS                                  STATE
------------------------------------------------------------------------------------------------
33.    4355 Woodward Way                                                                    GA
       Buford

------------------------------------------------------------------------------------------------
34.    134 Peachtree Park                                                                   GA
       Byron

------------------------------------------------------------------------------------------------
35.    2455 Old Covington Highway                                                           GA
       Conyers

------------------------------------------------------------------------------------------------
36.    9 Aviation Court                                                                     GA
       Garden City

------------------------------------------------------------------------------------------------
37.    220 S. Westgate Drive                                                                IL
       Carol Stream

------------------------------------------------------------------------------------------------
38.    107 Southern Drive                                                                   IL
       Lebanon

------------------------------------------------------------------------------------------------
39.    1454 Liberty Drive                                                                   IN
       Bloomington

------------------------------------------------------------------------------------------------
40.    10830 Joliet Street                                                                  IN
       St. John

------------------------------------------------------------------------------------------------
41.    Junction U.S. 31 North & Highway 18                                                  IN
       Kokomo

------------------------------------------------------------------------------------------------
42.    5800 Gateway Business Park                                                           Iowa
       Grimes

------------------------------------------------------------------------------------------------
43.    3352 Industrial Drive                                                                KY
       Bowling Green

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                          STREET ADDRESS                                  STATE
------------------------------------------------------------------------------------------------
44.    2141 Christian Road                                                                  KY
       Lexington

------------------------------------------------------------------------------------------------
45.    4725 Hazel Jones Road,                                                               LA
       Bossier City

------------------------------------------------------------------------------------------------
46.    3209 Breard Street                                                                   LA
       Monroe

------------------------------------------------------------------------------------------------
47.    53 Ayers Road                                                                        MA
       Littleton

------------------------------------------------------------------------------------------------
48.    6303 Macaw Court                                                                     MD
       Elkridge

------------------------------------------------------------------------------------------------
49.    25284 Seeley Road                                                                    MI
       Novi

------------------------------------------------------------------------------------------------
50.    6575 23 Mile Road                                                                    MI
       Shelby Township

------------------------------------------------------------------------------------------------
51.    15801 West 78th Street                                                               MN
       Eden Prairie

------------------------------------------------------------------------------------------------
52.    4530 West 77th Street                                                                MN
       Edina

------------------------------------------------------------------------------------------------
53.    16195-54th St. N.E.                                                                  MN
       Rogers,
       Wright County

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                          STREET ADDRESS                                  STATE
------------------------------------------------------------------------------------------------
54.    13621 East 42nd Terrace                                                              MO
       Independence

------------------------------------------------------------------------------------------------
55.    1129 Sweeten Creek Road                                                              NC
       Asheville

------------------------------------------------------------------------------------------------
56.    5301 Brookshire Boulevard                                                            NC
       Charlotte

------------------------------------------------------------------------------------------------
57.    7216 Cesna Drive                                                                     NC
       Greensboro

------------------------------------------------------------------------------------------------
58.    Seventh Street Court S.E.                                                            NC
       Hickory

------------------------------------------------------------------------------------------------
59.    121 International Drive                                                              NC
       Morrisville

------------------------------------------------------------------------------------------------
60.    901 Crafters Lane                                                                    NC
       Pineville

------------------------------------------------------------------------------------------------
61.    419 Landmark Drive                                                                   NC
       Wilmington

------------------------------------------------------------------------------------------------
62.    14707 Custer Road                                                                    NE
       Omaha

------------------------------------------------------------------------------------------------
63.    212 Williamstown - New Freedom Road                                                  NJ
       Winslow Township

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                          STREET ADDRESS                                  STATE
------------------------------------------------------------------------------------------------
64.    700-1 Challenger Way                                                                 NJ
       Forked River

------------------------------------------------------------------------------------------------
65.    6135 2nd Street NW                                                                   NM
       Albuquerque

------------------------------------------------------------------------------------------------
66.    207 West Union Avenue                                                                NM
       Las Cruces

------------------------------------------------------------------------------------------------
67.    2829 Losee Road                                                                      NV
       Las Vegas

------------------------------------------------------------------------------------------------
68.    18 East 367                                                                          OH
       Eastlake

------------------------------------------------------------------------------------------------
69.    340 Lake Avenue                                                                      OH
       Masillon

------------------------------------------------------------------------------------------------
70.    902 North Garver Road                                                                OH
       Monroe

------------------------------------------------------------------------------------------------
71.    10655 Royalton Road                                                                  OH
       North Royalton

------------------------------------------------------------------------------------------------
72.    3496 Dublin Granville Road                                                           OH
       Westerville

------------------------------------------------------------------------------------------------
73.    680 North Orchard Lane                                                               OH
       Alpha

------------------------------------------------------------------------------------------------
74.    21520 NW Cherry Lane                                                                 OR
       Hillsboro

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                          STREET ADDRESS                                  STATE
------------------------------------------------------------------------------------------------
75.    3384 Crater Lake Avenue                                                              OR
       Medford

------------------------------------------------------------------------------------------------
76.    615 Grammes Road                                                                     PA
       Upper Macungie

------------------------------------------------------------------------------------------------
77.    3668 Crescent County                                                                 PA
       Whitehall Township

------------------------------------------------------------------------------------------------
78.    400 South Gravers Road                                                               PA
       Plymouth Meeting

------------------------------------------------------------------------------------------------
79.    4987 Banco Road                                                                      SC
       Charleston

------------------------------------------------------------------------------------------------
80.    143 and 145 Calvin Drive                                                             SC
       Columbia

------------------------------------------------------------------------------------------------
81.    6230 Fairfield Road                                                                  SC
       Columbia

------------------------------------------------------------------------------------------------
82.    157 Winyah Road                                                                      SC
       Conway

------------------------------------------------------------------------------------------------
83.    2571 East Phillips Road                                                              SC
       Greer

------------------------------------------------------------------------------------------------
84.    915 Oswego Road                                                                      SC
       Sumter

------------------------------------------------------------------------------------------------
85.    2353 S. Church Street                                                                TN
       Murfreesboro

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                          STREET ADDRESS                                  STATE
------------------------------------------------------------------------------------------------
86.    5536 Old Highway 78                                                                  TN
       Memphis

------------------------------------------------------------------------------------------------
87.    207 Highway 75                                                                       TN
       Blountville

------------------------------------------------------------------------------------------------
88.    107 & 109 Crutchfield Ave.,                                                          TN
       Nashville

------------------------------------------------------------------------------------------------
89.    9513 Brown Lane, Austin                                                              TX

------------------------------------------------------------------------------------------------
90.    1601 S. Wall St., Belton                                                             TX

------------------------------------------------------------------------------------------------
91.    4525 N. Express Way, Brownsville                                                     TX

------------------------------------------------------------------------------------------------
92.    7425 Leopard St.,                                                                    TX
       Corpus Christi

------------------------------------------------------------------------------------------------
93.    12014 Palmerton Rd.,                                                                 TX
       Houston

------------------------------------------------------------------------------------------------
94.    4053 Homestead Rd.,                                                                  TX
       Houston

------------------------------------------------------------------------------------------------
95.    209 Flecha Lane,                                                                     TX
       Laredo

------------------------------------------------------------------------------------------------
96.    100 North First St.,                                                                 TX
       McAllen

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                          STREET ADDRESS                                  STATE
------------------------------------------------------------------------------------------------
97.    4735 Dodge St.,                                                                      TX
       San Antonio

------------------------------------------------------------------------------------------------
98.    3090 N. Northeast Loop 323,                                                          TX
       Tyler

------------------------------------------------------------------------------------------------
99.    5000 Franklin Ave.,                                                                  TX
       Waco

------------------------------------------------------------------------------------------------
100.   200 Highway 6 West, Suite 620, Waco                                                  TX

------------------------------------------------------------------------------------------------
101.   Aircraft Hangar Building 219, Waco-Madison Cooper Airport                            TX
       Waco

------------------------------------------------------------------------------------------------
102.   Office Maintenance Hanger - Waco Regional Airport,                                   TX
       Waco

------------------------------------------------------------------------------------------------
103.   1620 West 2457 South St.,                                                            UT
       Ogden

------------------------------------------------------------------------------------------------
104.   8380 S. 4052,                                                                        UT
       West Jorden

------------------------------------------------------------------------------------------------
105.   44098 Mercure Circle,                                                                VA
       Sterling

------------------------------------------------------------------------------------------------
106.   2112 Smith Ave.,                                                                     VA
       Chesapeake

------------------------------------------------------------------------------------------------
107.   1162 Ramoth Church Rd.,                                                              VA
       Falmouth

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                          STREET ADDRESS                                  STATE
------------------------------------------------------------------------------------------------
108.   8910 Burge Ave.,                                                                     VA
       Richmond

------------------------------------------------------------------------------------------------
109.   1212 Campbell Ave. SE,                                                               VA
       Roanoke

------------------------------------------------------------------------------------------------
110.   3735 Irongate Rd.,                                                                   WA
       Bellingham

------------------------------------------------------------------------------------------------
111.   1452 Hwy 41,                                                                         WA
       DePere

------------------------------------------------------------------------------------------------
112.   Pasco Airport Industrial Park,                                                       WA
       Pasco

------------------------------------------------------------------------------------------------
113.   415 South Holgate,                                                                   WA
       Seattle

------------------------------------------------------------------------------------------------
114.   9115-A NE 117th Ave.                                                                 WA
       Vancouver

------------------------------------------------------------------------------------------------

                                                                 SCHEDULE 7.2(d)

                              EXISTING INDEBTEDNESS

1. Lease and Fleet Management Services Agreement dated as of August 14, 2000 and Master Equipment Lease Agreements dated as of August 14, 2000 and certain individual Motor Vehicle Lease Agreements between Vivendi Water Transport, Inc. ("VWT") and Automotive Rentals, Inc., to the extent that such lease is a Capital Lease.

2. Fleet Services Lease Agreement, Truck XPress(TM) Agreement and Master Trust Lease and Supplements between Vivendi Water Transport, Inc. and Associates Fleet Service, to the extent that such lease is a Capital Lease.

3. Equipment Lease Agreement dated October 16, 1998 between Distribution (as successor of Utility Supply, Ltd.) and Sun Land International, Inc., to the extent that such lease is a Capital Lease.

4. Vehicle Lease Service Agreement between U.S. Filter/Ionpure, Inc. and Penske Truck Leasing Co., LP dated September 8, 1996, to the extent that such lease is a Capital Lease.

5. Vehicle Lease Service Agreement and Vehicle Maintenance Agreement between VWT and Penske Truck Leasing Co., LP dated December 10, 1999 and July 15, 1996, to the extent that such lease is a Capital Lease.

6. Vehicle Lease Agreement dated September 7, 1998 between VWT and Ryder Truck Rental, Inc. and the Vehicle Programmed Maintenance Agreement dated December 31, 1999 between VWT and Ryder Truck Rental, Inc., to the extent that such lease is a Capital Lease.

7. Equipment Lease Agreement dated August 4, 1999 between Distribution (as successor of North American Pipe Corporation) and NMHG Financial Services, Inc. (f/k/a Yale Financial Services, Inc.), to the extent that such lease is a Capital Lease.

8.    All Indebtedness that is secured by the liens described on schedule 7.3.

                                                                 SCHEDULE 7.3(f)

                                 EXISTING LIENS

----------------------------------------------------------------------------------------------------------------------------------
Secured Party                Property Encumbered            Jurisdiction           Filing Type      Filing Date    Filing No.
----------------------------------------------------------------------------------------------------------------------------------
Lease Plan U.S.A.,           2 Toyota Forklifts             FL SOS                 UCC-1            5/9/1995          950000094087
Inc.                                                                               -----------------------------------------------
                             1 JCB Rough Terrain                                   AMEND            2/21/1997         970000043014
                                 FO                                                -----------------------------------------------
                                                                                   CONT             1/26/2000         200000022894
                             1 Zieman Trailer
----------------------------------------------------------------------------------------------------------------------------------
IBM Credit                   IBM Computer                   GA; Barrow Cty         UCC-1            3/13/97          007-97-001863
Corporation                      Equipment                                                          ------------------------------
                                                                                                    10/8/97          007-97-007213
                                                                                                    ------------------------------
                                                                                                    10/31/97         007-97-007756
                                                                                                    ------------------------------
                                                                                                    11/18/97         007-97-008176
                                                                                                    ------------------------------
                                                                                                    12/15/97         007-97-008835
                                                                                                    ------------------------------
                                                                                                    10/7/98          007-98-008313
                                                                                                    ------------------------------
                                                                                                    11/10/98         007-98-009235
                                                                                                    ------------------------------
                                                                                                    12/2/98          007-98-010097
                                                                                                    ------------------------------
                                                                                                    3/14/00        007-2000-002931
                                                                                                    ------------------------------
                                                                                                    4/18/00        007-2000-004322
----------------------------------------------------------------------------------------------------------------------------------
Wells Fargo                  Norstar Phone System           GA; Barrow Cty         UCC-1            4/26/02        007-2002-004427
Financial Leasing
----------------------------------------------------------------------------------------------------------------------------------
Lease Plan U.S.A.,           2 Toyota Forklifts             GA; Cobb Cty           UCC-1            5/9/95          033-1995-05458
Inc.
                             1 JCB Rough Terrain
                                 FO
                             1 Zieman Trailer

----------------------------------------------------------------------------------------------------------------------------------
Secured Party                Property Encumbered            Jurisdiction           Filing Type      Filing Date     Filing No.
----------------------------------------------------------------------------------------------------------------------------------
                                                                                   AMEND            2/24/97         033-1997-02738
                                                                                   -----------------------------------------------
                                                                                   AMEND            2/24/97               94-11428
                                                                                                                    033-1997-02739
                                                                                   -----------------------------------------------
                                                                                   CONT             2/3/00          033-2000-01612
                                                                                   -----------------------------------------------
                                                                                   PARTIAL RLS      8/6/01          033-2001-09686
----------------------------------------------------------------------------------------------------------------------------------
Lease Plan U.S.A.,           1 Toyota Forklift              GA; Thomas Cty         UCC-1            7/23/96          136-1996-1349
Inc.                                                                               -----------------------------------------------
                                                                                   AMEND            2/24/97          136-1997-0344
                                                                                   -----------------------------------------------
                                                                                   CONT             7/23/01          136-2001-1140
                                                                                   -----------------------------------------------
                                                                                   UCC-1            7/23/96          136-1996-1350
                                                                                   -----------------------------------------------
                                                                                   AMEND            2/24/97          136-1997-0345
                                                                                   -----------------------------------------------
                                                                                   CONT             7/23/01          136-2001-1141
----------------------------------------------------------------------------------------------------------------------------------
AT&T Credit Corp.            Definity Phone System          GA; Thomas Cty         UCC-1            3/17/97          136-1997-0538
----------------------------------------------------------------------------------------------------------------------------------
Lease Plan U.S.A.,           2 Toyota Forklifts             NC SOS                 UCC-1            5/8/95                 1222885
Inc.                                                                               -----------------------------------------------
                             1 JCB Rough Terrain                                   AMEND            2/24/97              001432242
                                FO                                                 -----------------------------------------------

                             1 Zieman Trailer                                      CONT             2/11/00            20000015416

----------------------------------------------------------------------------------------------------------------------------------
Springs Leasing              Copier                         NC;                    UCC-1            11/12/99                 10884
Corporation                                                    Mecklenburg
                                                               Cty
----------------------------------------------------------------------------------------------------------------------------------
Lease Plan U.S.A.,                                                                                  5/8/95                95-11638
Inc.
                             2 Toyota Forklifts             NC; Wake Cty           UCC-1
                                                                                   -----------------------------------------------
                             1 JCB Rough Terrain                                   AMEND            2/24/97               95-11638
                                 FO

                             1 Zieman Trailer

----------------------------------------------------------------------------------------------------------------------------------
Secured Party                Property Encumbered            Jurisdiction           Filing Type      Filing Date       Filing No.
----------------------------------------------------------------------------------------------------------------------------------
                                                                                   CONT             1/28/00                 00-584
----------------------------------------------------------------------------------------------------------------------------------
Wells Fargo                  Copper State                   AZ SOS                 UCC-1            12/20/01          200111996168
Financial Leasing              Communications
                               Phone Sytem
----------------------------------------------------------------------------------------------------------------------------------
Walsh Bros.                  Office Equipment and           AZ SOS                 UCC-1            4/24/02           200212142353
                                  Furniture
----------------------------------------------------------------------------------------------------------------------------------
First Westroads Bank         Panasonic UF595                NE SOS                 UCC-1            11/01/99                900201
----------------------------------------------------------------------------------------------------------------------------------
Sanwa Leasing Corporation    Copier                         TX SOS                 UCC-1            2/19/99              99-034950
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Secured Party                                                      Property Encumbered
----------------------------------------------------------------------------------------------------------------------------------
Automotive                   The assets subject to the Lease and Fleet Management Services Agreement dated as of August 14, 2000
Rentals, Inc.                and Master Equipment Lease Agreements dated as of August 14, 2000 and certain individual Motor
                             Vehicle Lease Agreements between Vivendi Water Transport, Inc. ("VWT") and Automotive Rentals, Inc.
----------------------------------------------------------------------------------------------------------------------------------
Associates Fleet             The assets subject to the Fleet Services Lease Agreement, Truck XPress(TM)Agreement and Master Trust
Service                      Lease and Supplements between Vivendi Water Transport, Inc. and Associates Fleet Service.
----------------------------------------------------------------------------------------------------------------------------------
Sun Land                     The assets subject to the Equipment Lease Agreement dated October 16, 1998 between Distribution
International, Inc.          (as successor of Utility Supply, Ltd.) and Sun Land International, Inc.
----------------------------------------------------------------------------------------------------------------------------------
Penske Truck                 The assets subject to the Vehicle Lease Service Agreement between U.S. Filter/Ionpure, Inc. and
Leasing, Inc.                Penske Truck Leasing Co., LP dated September 8, 1996.
----------------------------------------------------------------------------------------------------------------------------------
Penske Truck                 The assets subject to the Vehicle Lease Service Agreement and Vehicle Maintenance Agreement between
Leasing Leasing Co., LP      VWT and Penske Truck Leasing Leasing Co., LP Co., LP dated December 10, 1999 and July 15, 1996.
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Ryder Truck Rental,          The assets subject to the Vehicle Lease Agreement dated September 7, 1998 between VWT and Ryder
Inc.                         Truck Rental, Inc. and the Vehicle Programmed Maintenance Agreement dated December 31, 1999 between
                             VWT and Ryder Truck Rental, Inc.
----------------------------------------------------------------------------------------------------------------------------------
NMHG Financial               The assets subject to the Equipment Lease Agreement dated August 4, 1999 between Distribution
Services, Inc.               (as successor of North American Pipe Corporation) and NMHG Financial Services, Inc. (f/k/a Yale
                             Financial Services, Inc.).
----------------------------------------------------------------------------------------------------------------------------------

                                                                   SCHEDULE 7.10

                          TRANSACTIONS WITH AFFILIATES

1. Payments and transactions contemplated by, or pursuant to, (a) the Acquisition Documentation; (b) the Employee Leasing Agreement dated as of November 22, 2002 by and among United States Filter Corporation, Distribution and the Borrower; and (c) the Agreement dated as of November 22, 2002 by and between the Borrower and the Sponsors (as defined in such Agreement).

2. Payments and transactions contemplated by or pursuant to (a) the Subscription and Stock Purchase Agreement dated as of November 22, 2002 by and between Holdings and the investors party thereto; (b) the Subscription and Stock Purchase Agreements dated as of November 22, 2002 between and among Holdings and each of Harry K. Hornish, Mechelle Slaughter, Terry Howell, Rob Hickson, Ed Maczko, Ron Hood, Jerry Webb, Irving Welchons, Jack Schaller, Joe Walker, Phil Keipp, and Jack Olson; (c) the Stockholders Agreement and the Registration Rights Agreement dated as of November 22, 2002 among Holdings and each of the stockholders party thereto; (d) the Restated Certificate of Incorporation of Holdings and, in the event of an initial public offering of equity securities of the Borrower, the Certificate of Incorporation of the Borrower or any restatement thereof; (e) the several Amended and Restated Employment Agreements each dated as of November 22, 2002 between Holding and each of Harry K. Hornish, Mechelle Slaughter and Terry Howell, respectively, each amending and restating Employment Agreements dated as of September 12, 2002 between the parties; and (f) any other employment agreement or arrangement in the ordinary course of business.

3. Payments and transactions contemplated by, or pursuant to, the Senior Subordinated Notes, the Senior Subordinated Note Indenture and any other documents or instruments contemplated thereby or the Offering Circular in respect of the Senior Subordinated Notes.

4. The payment, reimbursement or provision of (a) reasonable compensation, benefits, fees, costs and expenses to directors of the Group Members (other than directors that are officers of the Group Members); (b) indemnity and similar payments to directors, officers and employees of the Group Members; (c) reasonable fees, compensation, benefits and payments (or arrangements and agreements in respect thereof entered into) by the Group Members in the ordinary course of business to or with the officers or employees of the Group Members; and (c) indemnity and similar payments and reasonable out-of-pocket fees, costs and expenses to any of member of the Sponsor Group or their partners, directors, principals, officers or other employees incurred in connection with the business, operations, assets or conditions of the Group Members.

5. The provision by, and payments to, Persons who may be deemed Affiliates of the Group Members of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Group Members.

6. Payments and transactions contemplated by, or pursuant to, the Management Agreement dated as of November 22, 2002 by and between the Borrower and the investors party thereto.

7. Transactions contemplated by, in connection with, or arising out of, (a) Investments permitted under Section 7.8 (c), (d), (e), (l), and (m) to the extent that clause (m) relates to the investments permitted under (c),
      (d), (e), and (l); (b) any Junior Capital, or resulting in Junior Capital Proceeds, to the extent not prohibited by the Credit Agreement; and (c) Restricted Payments permitted under Section 7.6.

8. The issuance, grant, award or sales of securities, equity interests, payments, awards, options, dividends, or other rights or interests with respect thereto pursuant to, or the funding of, employment arrangements, employee option plans, restricted stock plans, employee stock purchase plans, employee incentive plans, retirement plans, stock appreciation rights plans, participation plans or similar employee benefits plans and arrangements (other than as relating to Disqualified Stock) approved by the Board of Directors of Holdings or the Borrower (after an initial public offering of the Borrower) and the exercise of any rights in respect thereof, including, without limitation, Restricted Stock Agreements dated as of November 22, 2002 between and among Holdings and certain employees and members of senior management of Holdings and the Borrower.